Exhibit 10.1

Execution Copy

FIRST AMENDMENT

TO

AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), dated as of April 18, 2023, is entered into by and among INVITATION HOMES OPERATING PARTNERSHIP LP, a Delaware limited liability company (the “Borrower”), each of the LENDERS party hereto, BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and, solely for the purposes of Sections 3, 4, 5 and 7 hereof, each of the GUARANTORS party hereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for such terms in the Amended Credit Agreement described below.

RECITALS

WHEREAS, the Borrower, the Lenders and Issuing Banks from time to time party thereto, and the Administrative Agent are party to that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 8, 2020 (as heretofore amended, modified, extended or supplemented, the “Existing Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”).

WHEREAS, the Borrower, the Lenders, and the Administrative Agent have agreed to modify the Existing Credit Agreement as herein set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. The parties hereto agree that effective as of the First Amendment Effective Date (defined below) the Existing Credit Agreement (other than the schedules and exhibits thereto (except as described in clauses (b) and (c) below)) shall be amended:

(a) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages of the Amended Credit Agreement attached as Annex I hereto;

(b) by replacing Schedule 9.01 to the Existing Credit Agreement with the Schedule 9.01 attached hereto as Annex II;

(c) by replacing Exhibit E to the Existing Credit Agreement with the Exhibit E attached hereto as Annex III; and

(d) by replacing Exhibit G to the Existing Credit Agreement with the Exhibit G attached hereto as Annex IV;

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions precedent has been satisfied (the first date on which each of such conditions precedent has been satisfied being referred to herein as the “First Amendment Effective Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or in .pdf or other electronic format (followed promptly by originals) in each case in accordance with Section 8 hereof:

(i) counterparts of this Amendment, duly executed and delivered by each of the Loan Parties, each Lender and the Administrative Agent; and

(ii) a certificate, dated as of the First Amendment Effective Date, signed by an Authorized Officer of the Borrower certifying that before and after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Amended Credit Agreement shall be true and correct in all material respects, without duplication of materiality qualifiers set forth in such representations and warranties, on and as of the First Amendment Effective Date, except (x) to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, without duplication of materiality qualifiers set forth in such representations and warranties, and (y) for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

(b) No Default has occurred and is continuing on the First Amendment Effective Date.

SECTION 3. Representations and Warranties of Loan Parties. After giving effect to this Amendment, the Borrower reaffirms that the representations and warranties of the Borrower set forth in the Amended Credit Agreement shall be true and correct in all material respects, without duplication of materiality qualifiers set forth in such representations and warranties, on and as of the First Amendment Effective Date, except (x) to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, without duplication of materiality qualifiers set forth in such representations and warranties, and (y) for changes in factual circumstances specifically and expressly permitted under the Loan Documents. The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

(a) the Loan Parties have the requisite power and authority to execute and deliver this Amendment and to perform their respective obligations under this Amendment and the Amended Credit Agreement, and the execution and delivery of this Amendment and the performance of this Amendment and the Amended Credit Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action;

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(b) no consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person is required in connection with, the execution and delivery of this Amendment or the performance of this Amendment or the Amended Credit Agreement;

(c) this Amendment has been duly executed and delivered by or on behalf of each Loan Party and constitutes its legal, valid and binding obligation enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) no Default has occurred and is continuing; and

(e) the execution and delivery of this Amendment and the performance of this Amendment and the Amended Credit Agreement (i) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority having jurisdiction over any Loan Party, except for any violation of any applicable law or regulation that would not reasonably be expected to have a Material Adverse Effect, (ii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (iii) will not result in the creation or imposition of any Lien on any asset of any Loan Party.

SECTION 4. Affirmation of Guarantors. Each Guarantor hereby approves and consents to this Amendment and the transactions contemplated by this Amendment and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Amended Credit Agreement and all of the other Loan Documents to the extent applicable by their terms, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 5. Ratification.

(a) Except as herein agreed, the Amended Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties.

(b) This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Amended Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Amended Credit Agreement, whether or not known to the Administrative Agent, any Issuing Bank or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent, any of the Issuing Banks or any of the Lenders may now have or have in the future against any Person under or in connection with the Amended Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

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SECTION 6. Modifications. Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into pursuant to Section 9.02 of the Amended Credit Agreement.

SECTION 7. References. The Loan Parties acknowledge and agree that this Amendment constitutes a Loan Document. From and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Amended Credit Agreement and as the Amended Credit Agreement may in the future be amended, restated, supplemented or modified from time to time.

SECTION 8. Counterparts; Execution. This Amendment may be in the form of an Electronic Record (in “.pdf” form or otherwise) and may be executed using Electronic Signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders and Issuing Banks shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any party without further verification and regardless of the appearance or form of such Electronic Signature and (ii) upon the request of any party, any Electronic Signature shall be promptly followed by such manually executed counterpart. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 9. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 11. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Sections 9.09(b) and (c) of the Amended Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

(c) Section 9.10 of the Amended Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 12. Headings. Section headings in this Amendment are included for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 13. Entire Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limitation of the foregoing:

THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page left blank intentionally]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:

INVITATION HOMES OPERATING PARTNERSHIP LP

By:	Invitation Homes OP GP LLC,
as general partner

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Executive Vice President, Corporate Strategy and Finance

[Signatures Continue on Following Page]

[Signature Page – Invitation Homes First Amendment to A&R Revolving Credit and Term Loan Agreement]

GUARANTORS:

Each of the Guarantors is hereby executing this Amendment for the purposes of acknowledging its agreement to the representations and warranties made by the Borrower with respect to such Guarantor under Section 3 of this Amendment, the affirmations made by such Guarantor under Section 4 of this Amendment and the ratifications, affirmations, confirmations and agreements made under Sections 5 and 7 of this Amendment.

INVITATION HOMES INC., a Maryland corporation

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Executive Vice President, Corporate Strategy and Finance

INVITATION HOMES OP GP LLC

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Executive Vice President, Corporate Strategy and Finance

IH MERGER SUB, LLC

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Executive Vice President, Corporate Strategy and Finance

[Signatures Continue on Following Page]

[Signature Page – Invitation Homes First Amendment to A&R Revolving Credit and Term Loan Agreement]

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Cheryl Sneor
Name:	Cheryl Sneor
Title:	Vice Presidenr

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Kate Brown
Name:	Kate Brown
Title:	Vice President

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:	/s/ Darin Mainquist
Name:	Darin Mainquist
Title:	Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas Z. Schmitt
Name:	Thomas Z. Schmitt
Title:	Vice President

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ William Behuniak
Name:	William Behuniak
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Jordan Santora
Name:	Jordan Santora
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew T. White
Name:	Andrew T. White
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, successor to BBVA USA, as a Lender

By:	/s/ Andrew T. White
Name:	Andrew T. White
Title:	Senior Vice President

[Signature Page – Invitation Homes First Amendment to A&R Revolving Credit and Term Loan Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Keshia Leday
Name:	Keshia Leday
Title:	Authorized Signatory

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Sacha Boxill
Name:	Sacha Boxill
Title:	Director

BNP PARIBAS, as a Lender

By:	/s/ James Goodall
Name:	James Goodall
Title:	Managing Director

By:	/s/ Kyle Fitzpatrick
Name:	Kyle Fitzpatrick
Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dennis Haydel
Name:	Dennis Haydel
Title:	Vice President

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Michael Dieffenbacher
Name:	Michael Dieffenbacher
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Travis H. Myers
Name:	Travis H. Myers
Title:	Senior Vice President

[Signature Page – Invitation Homes First Amendment to A&R Revolving Credit and Term Loan Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Cody Mainc
Name:	Cody Mainc
Title:	Vice President

REGIONS BANK, as a Lender

By:	/s/ William Chalmers
Name:	William Chalmers
Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ David Bouton
Name:	David Bouton
Title:	Authorized Signatory

EUTSCHE BANK AG NEW YORK, as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Marko Lukin
Name:	Marko Lukin
Title:	Director

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Jack Kuhns
Name:	Jack Kuhns
Title:	Authorized Signatory

COMERICA BANK, as a Lender

By:	/s/ Charles Weddell
Name:	Charles Weddell
Title:	Vice President

FIRST FINANCIAL BANK, as a Lender

By:	/s/ John Wilgus
Name:	John Wilgus
Title:	Senior Vice President

[Signature Page – Invitation Homes First Amendment to A&R Revolving Credit and Term Loan Agreement]

Lord, Abbett & Co. LLC as investment advisor on behalf of the accounts listed below, as a Lender:

Wilmington Trust Collective Investment Trust - Lord Abbett Short Duration Credit Trust II

Lord Abbett Investment Trust - Lord Abbett Ultra ShorBond Fund

Lord Abbett Global Funds I plc - Lord Abbett Short Duration Income Fund

Six Circles Credit Opportunities Fund-Short Duratio Income

Lord Abbett Investment Trust - Lord Abbett Short Duration Core Bond Fund

Lord Abbett Short Duration Credit Trust

UPMC Health Options, Inc.

Lord Abbett Investment Trust - Lord Abbett Income Fund

Lord Abbett Series Fund, Inc. - Short Duration Income Portfolio

Lord Abbett Investment Trust -Lord Abbett Short Duration Income Fund

Lord Abbett Investment Trust - Lord Abbett Inflation Focused Fund

Kentucky Retirement Systems Insurance Portfolio

Kentucky Retirement Systems

JNL/Lord Abbett Short Duration Income Fund

Container Royalty Central Collection Fund

Congregation of the Sisters of Charity of the Incarnate Word

Wilmington Trust Collective Investment Trust - Lord Abbett Core Fixed Income Trust II

University of Wisconsin Foundation – Callable

By:	/s/ Lawrence B. Stoller
Name:	Lawrence B. Stoller
Title:	Member & General Counsel

[Signature Page – Invitation Homes First Amendment to A&R Revolving Credit and Term Loan Agreement]

RAYMOND JAMES BANK, as a Lender

By:	/s/ Alexander Sierra
Name:	Alexander Sierra
Title:	Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Erin L. Mahon
Name:	Erin L. Mahon
Title:	Assistant Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mitchell Vega
Name:	Mitchell Vega
Title:	Senior Vice President

SYNOVUS BANK, as a Lender

By:	/s/ Zach Braun
Name:	Zach Braun
Title:	Corporate Banking Officer

UNITED BANK, as a Lender

By:	/s/ Robert Claxton
Name:	Robert Claxton
Title:	Senior Treasury Analyst

TAIWAN COOPERATIVE BANK, NEW YORK
BRANCH, as a Lender

By:	/s/ Chou, Cheng-Pin
Name:	Chou, Cheng-Pin
Title:	SVP & General Manager

[Signature Page – Invitation Homes First Amendment to A&R Revolving Credit and Term Loan Agreement]

Land Bank of Taiwan, New York Branch, as a Lender

By:	/s/ Kuen Shan Sheu
Name:	Kuen Shan Sheu
Title:	General Manager

Taiwan Business Bank, as a Lender

By:	/s/ Ralph Wu
Name:	Ralph Wu
Title:	General Manager, New York Branch

First Independence Bank, as a Lender

By:	/s/ Andrew Harper
Name:	Andrew Harper
Title:	Chief Credit Officer

Stifel Bank & Trust, as a Lender

By:	/s/ Joseph L. Sooter, Jr.
Name:	Joseph L. Sooter, Jr.
Title:	Senior Vice President

[Signatures Continue on Following Page]

[Signature Page – Invitation Homes First Amendment to A&R Revolving Credit and Term Loan Agreement]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Denise Jones
	Name:	Denise Jones
	Title:	Vice President

[Signature Page – Invitation Homes First Amendment to A&R Revolving Credit and Term Loan Agreement]

ANNEX I

TO FIRST AMENDMENT

AMENDED CREDIT AGREEMENT

(see attached)

ANNEX I TO FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

Deal CUSIP 46187CAD3

Revolving Loan CUSIP 46187CAE1

Term Loan CUSIP 46187CAF8

AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

dated as of December 8, 2020

among

INVITATION HOMES OPERATING PARTNERSHIP LP,

as Borrower,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BofA SECURITIES, INC.,

WELLS FARGO SECURITIES, LLC,

~~BBVA USA~~PNC CAPITAL MARKETS LLC,

DEUTSCHE BANK SECURITIES INC. and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners,

CITIBANK, N.A., CREDIT SUISSE AG, NEW YORK BRANCH, GOLDMAN SACHS BANK USA,

KEYBANC CAPITAL MARKETS, INC., MIZUHO BANK, LTD.,

MORGAN STANLEY SENIOR FUNDING, INC.

and

RBC CAPITAL MARKETS,

as Passive Joint Lead Arrangers,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

~~BBVA USA~~PNC CAPITAL MARKETS LLC,

as Sustainable Agent & Coordinator

~~BBVA USA~~PNC BANK, NATIONAL ASSOCIATION, DEUTSCHE BANK SECURITIES INC.,

JPMORGAN CHASE BANK, N.A., CITIBANK, N.A., CREDIT SUISSE AG, NEW YORK BRANCH,

GOLDMAN SACHS BANK USA, KEYBANK NATIONAL ASSOCIATION, MIZUHO BANK, LTD.,

MORGAN STANLEY SENIOR FUNDING, INC. and ROYAL BANK OF CANADA,

as Documentation Agents

THE BANK OF NOVA SCOTIA, BANK OF MONTREAL,

BNP PARIBAS and CAPITAL ONE, NATIONAL ASSOCIATION,

as Senior Managing Agents

REGIONS BANK and U.S. BANK NATIONAL ASSOCIATION,

as Managing Agents

Page
ARTICLE I DEFINITIONS		1

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~41~~42
SECTION 1.03	Terms Generally	~~41~~42
SECTION 1.04	Accounting Terms; GAAP	~~41~~43
SECTION 1.05	Rounding	~~41~~43
SECTION 1.06	Times of Day	43
SECTION 1.07	Interest Rates	~~42~~43

ARTICLE II THE CREDITS		~~42~~44

SECTION 2.01	Commitments	~~42~~44
SECTION 2.02	Loans and Borrowings	~~42~~44
SECTION 2.03	Requests for Borrowings, Conversions and Continuations of Loans	~~43~~45
SECTION 2.04	Incremental Facilities	~~44~~47
SECTION 2.05	[Intentionally Omitted]	~~47~~50
SECTION 2.06	Letters of Credit	~~47~~50
SECTION 2.07	Funding of Borrowings	~~54~~57
SECTION 2.08	[Intentionally Omitted]	~~55~~57
SECTION 2.09	Termination and Reduction of Commitments	~~55~~57
SECTION 2.10	Repayment of Loans; Evidence of Debt	58
SECTION 2.11	Prepayment of Loans	59
SECTION 2.12	Fees	59
~~SECTION 2.12~~	~~Fees~~	~~60~~
SECTION 2.13	Interest	61
SECTION 2.14	Inability to Determine Rates; Replacement of Successor Rate	65
~~SECTION 2.14~~	~~Alternate Rate of Interest~~	~~67~~
SECTION 2.15	Increased Costs	~~62~~67
SECTION 2.16	Break Funding Payments	~~64~~71
SECTION 2.17	Payments Free of Taxes	~~64~~72
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~67~~74
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~69~~76
SECTION 2.20	Defaulting Lenders	~~70~~77
SECTION 2.21	Extensions of Maturity Dates	~~72~~77
SECTION 2.22	Illegality	~~73~~78
SECTION 2.23	Cash Collateral	~~74~~78

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~75~~78

SECTION 3.01	Organization; Powers	~~75~~79
SECTION 3.02	Authorization; Enforceability	~~75~~79
SECTION 3.03	Approvals; No Conflicts	~~75~~79
SECTION 3.04	Financial Condition; No Material Adverse Change	~~75~~79
SECTION 3.05	Properties	~~76~~80
SECTION 3.06	Litigation and Environmental Matters	~~76~~80
SECTION 3.07	Compliance with Laws and Agreements; No Default	~~76~~80
SECTION 3.08	Investment Company Status	~~77~~80

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(continued)

Page
SECTION 3.09	Taxes	~~77~~80
SECTION 3.10	ERISA	~~77~~80
SECTION 3.11	Disclosure	~~77~~80
SECTION 3.12	Sanctions Laws and Regulations; USA Patriot Act	~~77~~80
SECTION 3.13	Federal Reserve Board Regulations	~~77~~81
SECTION 3.14	Subsidiaries	~~77~~81
SECTION 3.15	Solvency	~~78~~81
SECTION 3.16	Insurance	~~78~~81
SECTION 3.17	OFAC	~~78~~81
SECTION 3.18	Anti-Corruption Laws; Anti-Money Laundering Laws	~~78~~81
SECTION 3.19	Affected Financial Institution	~~78~~82
SECTION 3.20	Covered Entities	~~78~~82

ARTICLE IV CONDITIONS		~~79~~82

SECTION 4.01	Effective Date	~~79~~82
SECTION 4.02	Each Credit Event	~~80~~84

ARTICLE V AFFIRMATIVE COVENANTS		~~81~~84

SECTION 5.01	Financial Statements; Other Information	~~81~~84
SECTION 5.02	Notices of Material Events, Ratings Changes	~~82~~86
SECTION 5.03	Existence; Conduct of Business	~~83~~86
SECTION 5.04	Payment of Obligations	~~83~~86
SECTION 5.05	Maintenance of Properties; Insurance	~~83~~87
SECTION 5.06	Books and Records; Inspection Rights	~~84~~87
SECTION 5.07	Compliance with Laws	~~84~~87
SECTION 5.08	Use of Proceeds and Letters of Credit	~~84~~87
SECTION 5.09	Addition and Release of Guaranties	~~84~~87
SECTION 5.10	~~[Intentionally Omitted]~~Anti-Corruption Laws; Sanctions Laws and Regulations	~~86~~89
SECTION 5.11	Further Assurances	~~86~~89
SECTION 5.12	REIT Status	~~86~~89

ARTICLE VI NEGATIVE COVENANTS		~~86~~89

SECTION 6.01	Financial Covenants	~~86~~90
SECTION 6.02	Fundamental Changes	~~88~~91
SECTION 6.03	Restricted Payments	~~88~~92
SECTION 6.04	Transactions with Affiliates	~~88~~92
SECTION 6.05	Changes in Fiscal Periods	~~89~~92
SECTION 6.06	Burdensome Agreements	~~89~~92
SECTION 6.07	Sanctions Laws and Regulations	92
SECTION 6.08	Anti-Corruption Laws	92

ARTICLE VII EVENTS OF DEFAULT		~~89~~93

SECTION 7.01	Events of Default	~~89~~93
SECTION 7.02	Distribution of Payments after Default	~~91~~95

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(continued)

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ARTICLE VIII THE ADMINISTRATIVE AGENT		~~92~~96

SECTION 8.01	Appointment and Authority	~~92~~96
SECTION 8.02	Rights as a Lender	~~93~~96
SECTION 8.03	Exculpatory Provisions	~~93~~96
SECTION 8.04	Reliance by Administrative Agent	~~93~~97
SECTION 8.05	Delegation of Duties	~~94~~97
SECTION 8.06	Resignation or Removal of Administrative Agent	~~94~~98
SECTION 8.07	Non-Reliance on Administrative Agent, Arrangers and ~~Other~~ Lenders	~~95~~98
SECTION 8.08	No Other Duties, Etc	~~95~~99
SECTION 8.09	Issuing Bank Reports to Administrative Agent	~~95~~99
SECTION 8.10	Lender Hedge Agreements	~~96~~100
SECTION 8.11	Certain ERISA Matters	~~96~~100
SECTION 8.12	Recovery of Erroneous Payments	101

ARTICLE IX MISCELLANEOUS		~~97~~101

SECTION 9.01	Notices	~~97~~101
SECTION 9.02	Waivers; Amendments	~~99~~103
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~100~~105
SECTION 9.04	Successors and Assigns	~~102~~107
SECTION 9.05	Survival	~~108~~112
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~108~~113
SECTION 9.07	Severability	~~109~~114
SECTION 9.08	Right of Setoff	~~109~~114
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~110~~115
SECTION 9.10	WAIVER OF JURY TRIAL	~~110~~116
SECTION 9.11	Headings	~~111~~116
SECTION 9.12	Confidentiality	~~111~~116
SECTION 9.13	Material Non-Public Information	~~111~~117
SECTION 9.14	Interest Rate Limitation	~~112~~117
SECTION 9.15	USA PATRIOT Act	~~113~~118
SECTION 9.16	No Advisory or Fiduciary Responsibility	~~113~~118
SECTION 9.17	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~113~~118
SECTION 9.18	Acknowledgement Regarding Any Supported QFCs	~~114~~119
SECTION 9.19	Limited Recourse	~~115~~120
SECTION 9.20	ENTIRE AGREEMENT	~~115~~120
SECTION 9.21	No Novation	~~115~~120

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SCHEDULES:

Schedule 1.01	–	Existing Letters of Credit
Schedule 2.01	–	Commitments
Schedule 3.05	–	Unencumbered Assets
Schedule 3.06	–	Disclosed Matters
Schedule 3.14	–	Subsidiary Guarantors
Schedule 6.04	–	Affiliate Transactions
Schedule 9.01	–	Certain Addresses for Notices

EXHIBITS:	–

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Compliance Certificate
Exhibit C-1	–	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-2	–	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-3	–	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-4	–	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D	–	Form of Note
Exhibit E	–	Form of Borrowing Request
Exhibit F	–	Form of Parent Guaranty
Exhibit G	–	Form of Notice of Loan Prepayment
Exhibit H	–	Form of Letter of Credit Report
Exhibit I	–	Form of Designation Notice

-iv-

AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Agreement”), dated as of December 8, 2020, is entered into by and among INVITATION HOMES OPERATING PARTNERSHIP LP, a Delaware limited partnership, as Borrower, the LENDERS party hereto, and BANK OF AMERICA, N.A., as Administrative Agent.

The Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, are parties to that certain Revolving Credit and Term Loan Agreement, dated as of February 6, 2017 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

The parties hereto desire to amend and restate the Existing Credit Agreement in its entirety, but not as a novation, on the terms and subject to the conditions hereinafter set forth.

In consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree that the Existing Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows, effective on and as of the Effective Date (as defined below):

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Act” has the meaning assigned to such term in Section 9.15.

“Additional Subsidiary Guarantor” means any Subsidiary of the Borrower that is required to provide a Subsidiary Guaranty in accordance with Section 5.09(a).

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Applicable ~~Pricing Grid” means (i) as of the Effective Date and continuing until the Borrower makes an effective Investment Grade Election, the pricing grid set forth in the definition of Applicable Rate – Leverage, and (ii) from and after the first Business Day following the date on which the Borrower makes an effective Investment Grade Election, the pricing grid set forth in the definition of Applicable Rate – Rating.~~

~~“Applicable Rate” means, (i) as of the Effective Date and continuing until the Borrower makes an effective Investment Grade Election, the Applicable Rate – Leverage, and (ii) from and after the first Business Day following the date on which the Borrower makes an effective Investment Grade Election, the Applicable Rate – Rating. Such Investment Grade Election and the application of the Applicable Rate – Rating shall be irrevocable once made.~~

~~“Applicable Rate – Leverage” means, for any day, with respect to each Type and Class of Loan, as the case may be, the number of basis points determined by the range into which the Total Leverage Ratio then falls in the table below:~~

~~Level~~	~~Total Leverage Ratio~~	~~Revolving Loan:~~		~~Term Loan:~~
		~~Eurodollar Loans and Daily Floating Rate Loans - Applicable Rate (bps)~~	~~Base Rate Loans -  Applicable Rate (bps)~~	~~Eurodollar Loans— Applicable Rate (bps)~~	~~Base Rate Loans - Applicable Rate (bps)~~
~~Level I~~	~~<35%~~	~~150~~	~~50~~	~~145~~	~~45~~
~~Level II~~	~~>35% and <40%~~	~~160~~	~~60~~	~~155~~	~~55~~
~~Level III~~	~~>40% and <45%~~	~~170~~	~~70~~	~~165~~	~~65~~
~~Level IV~~	~~>45% and <50%~~	~~185~~	~~85~~	~~180~~	~~80~~
~~Level V~~	~~>50% and <55%~~	~~200~~	~~100~~	~~195~~	~~95~~
~~Level VI~~	~~>55%~~	~~215~~	~~115~~	~~215~~	~~115~~

~~For purposes of this definition, any increase or decrease in the Applicable Rate—Leverage resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.01(c); provided, however, that if such Compliance Certificate is not delivered within thirty (30) days after notice from the Administrative Agent or the Required Lenders to the Borrower notifying the Borrower of the failure to deliver such Compliance Certificate on the date when due in accordance with Section 5.01(c), then the Applicable Rate—Leverage shall be the number of basis points that would apply to Level VI of the table set forth in this definition above and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate—Leverage from the Effective Date until the delivery of the Compliance Certificate for the fiscal year ending December 31, 2020 shall be based on Level III.~~

~~If at any time the Financial Statements upon which the Applicable Rate—Leverage was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay (or, if applicable, the Lenders will be required to credit against the next interest payment(s) due from the Borrower hereunder), promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative~~

~~Agent, any Lender or any Issuing Bank), any additional amount that the Borrower would have been required to pay (or, if applicable, should not have paid) if such Financial Statements had been accurate at the time they were delivered.~~

~~During any applicable Sustainability Adjustment Period, the Applicable Rate—Leverage set forth in the above table for Revolving Loans shall be decreased by the Applicable Sustainability Adjustment (if any) in effect during such Sustainability Adjustment Period; provided that in no event shall the Applicable Rate be less than zero.~~

~~“Applicable Rate – Rating~~Rate” means, for any day, with respect to each Type and Class of Loan, as the case may be, the number of basis points determined by the range into which the Debt Rating then falls in the table below:

Level	Debt Rating (S&P / Fitch / Moody’s )	Revolving Loan:			Term Loan:
		~~Eurodollar~~ Term SOFR Loans and Daily ~~Floating Rate~~SOFR Loans - Applicable Rate (bps)	Base Rate Loans - Applicable Rate (bps)	Revolving Credit Facility Fee Rate (bps)	~~Eurodollar~~ Term SOFR Loans - Applicable Rate (bps)	Base Rate Loans - Applicable Rate (bps)
Level I	Greater than or equal to A / A / A2	75.0	0.0	10.0	80.0	0.0
Level II	A- / A- / A3	77.5	0.0	12.5	85.0	0.0
Level III	BBB+ / BBB+ / Baa1	82.5	0.0	15.0	90.0	0.0
Level IV	BBB / BBB / Baa2	90.0	0.0	20.0	100.0	0.0
Level V	BBB- / BBB- / Baa3	110.0	10.0	25.0	125.0	25.0
Level VI	Lower than BBB- by S&P and Baa3by Moody’s (or unrated by S&P and Moody’s)	145.0	45.0	30.0	165.0	65.0

If at any time when the Borrower has only two (2) Debt Ratings, and such Debt Ratings are split, then: (i) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the higher of the Debt Ratings shall apply; and (ii) if the difference between such Debt Ratings is two or more ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch), the Debt Rating that is one category lower than the higher of the applicable Debt Ratings shall apply. If at any time the Borrower has three (3) Debt Ratings, and such Debt Ratings are split, then: (i) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the highest of the Debt Ratings shall apply; and (iii) if the difference between such Debt Ratings is two or more ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch), the average of the two (2) highest Debt Ratings shall apply, provided that if such average is not a recognized rating category, then the second highest Debt Rating of the three shall apply.

During any period that the Borrower has no Debt Ratings or only one (1) Debt Rating from Fitch, the Applicable Rate~~—Rating~~ and the Revolving Credit Facility Fee shall be based on a rating of less than BBB-/Baa3 in the above grid.

The Applicable Rate on the First Amendment Effective Date shall be based upon the Debt Rating on the First Amendment Effective Date. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 5.02(a)(v) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

If a rating agency downgrade or discontinuance results in an increase in the Applicable Rate~~—Rating~~ or the Revolving Credit Facility Fee and if such increase is reversed and the affected Applicable Rate~~—Rating~~ or Revolving Credit Facility Fee is restored within ninety (90) days thereafter, at the Borrower’s request, the Borrower shall receive a credit against interest next due the Lenders equal to the interest differential on the Loans and the differential on the Revolving Credit Facility Fee during such period of downgrade or discontinuance.

If a rating agency upgrade results in a decrease in the Applicable Rate~~—Rating~~ or Revolving Credit Facility Fee and if such upgrade is reversed and the affected Applicable Rate~~—Rating~~ or Revolving Credit Facility Fee is restored within ninety (90) days thereafter, the Borrower shall be required to pay an amount to the Lenders equal to the interest differential on the Loans and the differential on the Revolving Credit Facility Fee during such period of upgrade.

During any applicable Sustainability Adjustment Period, the Applicable Rate~~—Rating~~ set forth in the above table for Revolving Loans shall be decreased by the Applicable Sustainability Adjustment (if any) in effect during such Sustainability Adjustment Period; provided that in no event shall the Applicable Rate be less than zero.

“Applicable Sustainability Adjustment” means, for any Sustainability Adjustment Period (beginning with the Sustainability Adjustment Period commencing in the fiscal year ending December 31, 2021), determined by reference to the Sustainability Rating Change or Sustainability Rating, as applicable, reported in the Compliance Certificate delivered by the Borrower pursuant to Section 5.01(c) for the immediately preceding fiscal year (a “Reference Year”):

(a) if (i) the Sustainability Rating Change for such Reference Year shall be equal to or greater than five percent (5.0%) or (ii) the Sustainability Rating for such Reference Year shall be equal to or greater than 96, the Applicable Sustainability Adjustment for such Sustainability Adjustment Period shall be a one basis point reduction in the Applicable Rates ~~set forth in the Applicable Pricing Grid~~; and

(b) if (i) the Sustainability Rating Change for such Reference Year shall be less than five percent (5.0%) or (ii) the Borrower shall have elected in its sole discretion to not report a Sustainability Rating Adjustment in the applicable Compliance Certificate, the Applicable Sustainability Adjustment for such Sustainability Adjustment Period shall be zero and there shall be no Applicable Sustainability Adjustment to the Applicable Rates ~~set forth in the Applicable Pricing Grid~~; provided that this clause (b) shall not apply if the Sustainability Rating Change for such Reference Year cannot be determined due to the occurrence of any event described in clause (A), (B) or (C) of clause (i) of the following proviso;

provided, that, notwithstanding the foregoing,

(i) if (A) GRESB fails or is no longer able to issue a Sustainability Rating, or otherwise delays the issuance of a Sustainability Rating without the consent of the Borrower, (B) GRESB notifies the Borrower, or makes an announcement to the effect, that it will no longer issue a Sustainability Rating, or (C) the scoring methodologies or other basis upon which the Sustainability Rating is determined shall materially change from the methodologies and basis for the determination of the Sustainability Rating in effect for the Reference Year ending December 31, 2019, then in any such case,

(x)

the Borrower or the Administrative Agent (acting on the instructions of the Required Lenders) may request that negotiations be entered into between the Borrower and the Sustainable Agent (for a period of no more than 30 consecutive days, or such longer period as may be mutually agreed by the Borrower and the Administrative Agent (with the consent of the Required Lenders)) with a view to agreeing on a substitute basis for determining a Sustainability Rating;

(y)

during any such negotiation period, the Applicable Sustainability Adjustment with respect to the applicable Sustainability Adjustment Period shall be determined pursuant to clause (a) or (b) of this definition above, based on the Sustainability Rating Change or Sustainability Rating, as applicable, that was in effect and applied immediately prior to the date on which such negotiation period commenced;

(z)

if no agreement can be reached between the Borrower and the Sustainable Agent during such negotiation period, unless otherwise agreed by the Borrower and the Required Lenders, the Applicable Sustainability Adjustment shall be determined pursuant to clause (b) of this definition above and shall apply to the Applicable Rates from and after the last day of such negotiation period;

(ii) until the delivery of the Compliance Certificate delivered in respect of the Reference Year ending December 31, 2020 pursuant to Section 5.01(c), the Applicable Sustainability Adjustment shall be zero and there shall be no Applicable Sustainability Adjustment to the Applicable Rates ~~set forth in the Applicable Pricing Grid~~; and

(iii) the Borrower may elect to deliver to the Administrative Agent a revised Compliance Certificate for any Reference Year reflecting a revised Sustainability Rating Change or Sustainability Rating, as applicable, and commencing on the Business Day immediately following the date of delivery of such revised Compliance Certificate through the end of such Sustainability Adjustment Period, such revised Sustainability Rating Change or Sustainability Rating as applicable, shall apply.

“Approved Counterparty” means (a) the Administrative Agent, Lender or any Affiliate of the Administrative Agent or Lender at the time it entered into a Lender Hedge Agreement, in its capacity as a party thereto, in each case notwithstanding whether such Approved Counterparty ceases to be the Administrative Agent, Lender or an Affiliate of the Administrative Agent or Lender after entering into such Lender Hedge Agreement, and (b) any other Person from time to time approved in writing by the Administrative Agent; provided that, in the case of a Lender Hedge Agreement with a Person who is no longer a Lender (or an Affiliate of a Lender), such Person shall be considered an Approved Counterparty only through the stated termination date (without extension or renewal) of such Lender Hedge Agreement; provided further that for any of the foregoing to be included as a “Lender Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Approved Counterparty (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Designation Notice to the Administrative Agent prior to such date of determination.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of the Joint Lead Arrangers/Joint Bookrunners and each of the Passive Joint Lead Arrangers.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Authorized Officer” means any of the Senior Managing Director, Managing Director, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Co-Chief Investment Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, or General Counsel of a Loan Party or any entity authorized to act on behalf of such Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(c)(iii), the Secretary or Assistant Secretary of a Loan Party or entity authorized to act on behalf of such Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or entity authorized to act on behalf of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party or entity authorized to act on behalf of such Loan Party designated in or pursuant to an agreement between the applicable Loan Party or entity authorized to act on behalf of such Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by an Authorized Officer of a Loan Party, or entity authorized to act on behalf of such Loan Party, shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Availability Period” means, with respect to the Revolving Facility, the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect minus (b) such Lender’s Revolving Credit Exposure then outstanding.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Balance Sheet Cash” means the Ownership Share of all cash and Cash Equivalents, including cash and Cash Equivalents held as collateral, in escrow in a bank account by a lender, creditor or counterparty and from like-kind exchanges, in each case, of the Consolidated Group.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” ~~and~~, (c) ~~the Eurodollar Rate determined in accordance with clause (b) of the definition thereof~~Term SOFR, plus 1.00%~~;~~ and ~~if Base Rate shall be less than zero, such rate shall be deemed zero~~(d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Base Rate shall be the ~~greater~~greatest of clauses (a), (b) and (~~b)~~d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Book Value” means, with respect to any asset, the book value of such asset determined in accordance with GAAP, without giving effect to depreciation but after taking into account any impairments.

“Borrower” means Invitation Homes Operating Partnership LP, a Delaware limited partnership.

“Borrower GP” means Invitation Homes OP GP LLC, a Delaware limited liability company, if it is the general partner of the Borrower, or, if not, any ~~Subsidiary~~subsidiary of the Parent that is the general partner of the Borrower.

“Borrowing” means a Revolving Borrowing or a Term Borrowing, as the context may require.

“Borrowing Request” means a request by the Borrower for (a) a Borrowing, (b) a conversion of Loans from one Type to another, or (c) a continuation of Term SOFR Loans in accordance with Section 2.03~~,~~ which shall be substantially in the form of Exhibit E hereto or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Officer of the Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the ~~Laws~~laws of, or are in fact closed in, the state where the Administrative Agent’s office is located ~~and, if such day relates to any Eurodollar Loan or Daily Floating Rate Loan, means any such day that is also a London Banking Day~~.

“Capitalization Rate” means six percent (6.0%).

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within three hundred sixty-five (365) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within three hundred sixty-five (365) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Change in Control” means: (a) for any reason whatsoever, the Parent or a Wholly-Owned Subsidiary of the Parent shall cease to Control, directly or indirectly, the Borrower GP; (b) for any reason whatsoever, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Effective Date) shall beneficially own more than fifty percent (50%) of the then outstanding voting Equity Interests of the Parent; or (c) for any reason whatsoever, the Parent ceases to beneficially own, directly or indirectly, more than fifty percent (50%) of the total voting power of the then outstanding voting Equity Interests of the Borrower. For purposes of this definition, a person or persons or group or groups shall be deemed to have a majority of the total voting power of the then outstanding voting Equity Interests in a limited liability company, partnership, association or other business entity if such person or persons or group or groups shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

“CME ” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, its Revolving Commitment and/or its Term Loan Commitment, as the context may require.

“Commitment Fee Rate” means, to the extent in effect as calculated on a daily basis, for any applicable period (a) 0.30% per annum, if the actual daily Revolving Commitment Utilization Percentage for such period is less than or equal to fifty percent (50%), and (b) 0.20% per annum, if the actual daily Revolving Commitment Utilization Percentage for such period is greater than fifty percent (50%).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“~~Communications” has the meaning assigned to such term in Section 9.01(d).~~

~~“Compliance Certificate” means a compliance certificate delivered in accordance with Section 5.01(c) in substantially the form attached hereto as Exhibit B~~Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Competitor” shall mean (i) any competitor of the Borrower that is engaged in the business of owning, managing and/or operating residential real property, including single family homes in planned unit developments and individual single family townhomes and individual residential condominium units in a low-rise or high-rise condominium project, (ii) any REIT (other than (x) a REIT that invests primarily in mortgages and (y) which is not the Parent or a subsidiary thereof), or (iii) any Affiliate of either of the foregoing which is reasonably identifiable as an Affiliate solely based upon the name of such Affiliate; provided, however, that neither the Administrative Agent nor any Lender shall have any liability hereunder or otherwise in the event of an assignment pursuant to clause (iii) above to any Person not then actually known by the Administrative Agent or such Lender to be a “Competitor”.

“~~Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes~~Compliance Certificate” means a compliance certificate delivered in accordance with Section 5.01(c) in substantially the form attached hereto as Exhibit B.

“Condominium Property” means any Owned Property that is an individual residential condominium unit in a low-rise or high-rise condominium project, but not a single family home.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, any proposed Successor Rate, Daily Simple SOFR or Term SOFR, as applicable, any conforming changes to the definitions related thereto, including “Base Rate”, “SOFR”, “Daily Simple SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Group” means the Borrower and all of the Subsidiaries which are consolidated with the Borrower for financial reporting purposes under GAAP.

“Consolidated Party” means a member of the Consolidated Group.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 9.18(b).

“Credit Party” means the Administrative Agent, any Issuing Bank, or any other Lender.

“Daily ~~Floating Rate~~Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of the Loan Documents.

“Daily SOFR Loan” means a Revolving Loan that bears interest based on ~~the LIBOR~~ Daily ~~Floating Rate~~Simple SOFR.

“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s and/or Fitch of the Borrower’s non-credit enhanced, senior unsecured long-term debt.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.20, any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two (2) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Bankruptcy Event or (ii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Bank, and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanctions Laws and Regulations (which, at the First Amendment Effective Date, includes Cuba, Iran, North Korea, Syria, and the Crimea and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).

“Designated Persons” means a person or entity (a) listed in the annex to, or otherwise ~~subject to the provisions of,~~targeted by any Sanctions Laws and Regulations-related Executive Order; (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the ~~subject~~target of any Sanctions Laws and Regulations; (c) in which an entity or person on the SDN List has fifty percent (50%) or greater ownership interest or that is otherwise controlled by an SDN.

“Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit I.

“Development Property” means a Real Estate Asset (a) the primary purpose of which is to be leased in the ordinary course of business upon completion to end users, (b) on which construction, redevelopment or material rehabilitation of material improvements has commenced and is continuing to be performed and (c) that is classified as “construction in progress” (or a similar term) on the Borrower’s balance sheet.

“Direct Owner” has the meaning set forth in the definition of Unencumbered Asset.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06, as required pursuant to Section 3.06.

“Disqualified Institution” means any Person that is specifically identified by name on a written list that has been delivered to the Administrative Agent on or before the Effective Date, which list may be updated from time to time after the Effective Date upon the Borrower delivering an updated list to the Administrative Agent; provided, however, that no such update shall apply retroactively to any Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in any Commitment, Revolving Credit Exposure or Term Loan Exposure; provided, further, however, that any such Person that holds (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest shall not be permitted to acquire an additional assignment, participation or other interest in any Commitment, Revolving Credit Exposure or Term Loan Exposure. The list of Disqualified Institutions shall be made available to a Lender upon reasonable request to the Administrative Agent in connection with a proposed assignment under Section 9.04.

“Distributed Communications” has the meaning assigned to such term in Section 9.01(d).

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“dollars” or “$” refers to lawful money of the United States of America.

“DQ List” has the meaning assigned to it in Section 9.04(h)(iv).

“EBITDA” means, with respect to any Person for any period and without duplication, the sum of: (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including without limitation, gains and losses from the sale of assets; (v) non-cash charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments) and non-cash gains (other than any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced net income in any prior period); (vi) expenses of opening and marketing promotions; and (vii) equity in net income (loss) of its Investment Affiliates; plus (b) such Person’s Ownership Share of EBITDA of its Investment Affiliates. EBITDA of any Person shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805. For purposes of this definition, nonrecurring items shall be deemed to include (v) gains and losses on early extinguishment of Indebtedness, (w) severance and other restructuring charges, (x) transaction costs of acquisitions, dispositions, capital markets offerings, debt financings and amendments thereto not permitted to be capitalized pursuant to GAAP (including, without limitation, any portion of the purchase price payable with respect to an acquisition that is not permitted to be capitalized pursuant to GAAP), (y) impairment losses and (z) equity based, non-cash compensation.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority and subject to the Bail-In Legislation, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a ~~Subsidiary~~subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means December 8, 2020, the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic ~~Record~~Copy” has the meaning specified in Section 9.06~~(b)~~.

“Electronic ~~Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. For the avoidance of doubt, an executed counterpart of a signature page delivered by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall not be considered an Electronic Signature.~~Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Electronic System” means any electronic system, including IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security systems.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, one or more natural persons) approved in accordance with the provisions of Section 9.04(b). For the avoidance of doubt, no Ineligible Institution is an Eligible Assignee.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure to meet the minimum funding standards of Section 303 of ERISA or Section 430 of the Code; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice or a determination that a Multiemployer Plan is, or is expected to be, in endangered or critical status, within the meaning of Section 432 of the Code or section 305 of ERISA, or insolvent, within the meaning of Section 4245 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”~~

~~“Eurodollar Rate” means:~~

~~(a) for any interest period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such interest period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and~~

~~(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for dollar deposits with a term of one month commencing that day; and~~

~~(c) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of the Loan Documents.~~

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the Approved Counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) or (g), and (d) any withholding Taxes imposed under FATCA.

“Executive Order” means an executive order issued by the President of the United States of America.

“Existing Credit Agreement” has the meaning specified in the second introductory paragraph.

“Existing Letter of Credit” means a “Letter of Credit” issued pursuant to the terms of, and as defined in, the Existing Credit Agreement and outstanding on the Effective Date and described on Schedule 1.01.

“Existing Notes” means “Notes” as defined in the Existing Credit Agreement.

“Facility” means each of the Term Loan Facility and the Revolving Facility (and collectively, the “Facilities”).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement (or related legislation or official administrative rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of the Loan Documents.

“Final Maturity Date” means January 31, 2026.

“Financial Covenants” means the financial covenants set forth in Section 6.01(a).

“Financial Officer” means the chief financial officer, the principal accounting officer or the executive vice president, corporate strategy & finance of the Borrower or the Borrower GP.

“Financial Statements” means the financial statements to be furnished pursuant to Sections 5.01(a) and (b).

“Financing Lease Obligation” means, at any time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease; provided, that, any obligations of the Borrower or its Subsidiaries either existing on the Effective Date or created prior to any re-characterization described below (i) that were not included on the consolidated balance sheet of the Borrower as financing or capital lease obligations and (ii) that are subsequently re-characterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including, without limitation, the calculation of Net Operating Income and EBITDA) not be treated as financing or capital lease obligations, Financing Lease Obligations or Indebtedness.

“Financing Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as a financing or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided, that, for all purposes hereunder the amount of obligations under any Financing Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of April 18, 2023, among Borrower, the Lenders, Administrative Agent and certain other parties.

“First Amendment Effective Date” means April 18, 2023.

“First Amendment Effective Date Agreement” means this Agreement, as in effect immediately prior to the First Amendment becoming effective on the First Amendment Effective Date.

“First Extended Revolving Maturity Date” has the meaning specified in Section 2.21(a).

“First Extended Term Loan Maturity Date” has the meaning specified in Section 2.21(b).

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” has the meaning given to such term in Section 6.01(a)(iv).

“Fixed Charges” means, for any period, the sum of (i) Total Interest Expense, (ii) all regularly scheduled principal payments due on account of Total Outstanding Indebtedness (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), (iii) all cash dividends payable on account of preferred stock or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group, and (iv) the Ownership Share of all cash dividends payable on account of preferred stock or preferred operating partnership units of any Investment Affiliate.

“Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of 1977 (15 U.S.C. § 78dd-1, et seq.), as amended from time to time, together with any successor statute thereto.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles or change as a result of the adoption or modification of accounting policies (including, but not limited to, the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (x) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (y) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (iii) the accounting for operating leases and financing or capital leases under GAAP as in effect on the Effective Date (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Financing Leases and obligations in respect thereof on a basis consistent with that reflected in the audited financial statements referred to in Section 3.04, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GRESB” means GRESB B.V., a wholly owned subsidiary of Green Business Certification Inc., a non-profit corporation incorporated in the United States under the laws of the District of Columbia.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or payment obligation; provided, that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such payment obligations with respect to Indebtedness). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary payment obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranties” means, collectively, the Subsidiary Guaranty and, if required, the Parent Guaranty from and after the date it is required to be executed and delivered pursuant to Section 5.09(e) (and each individually, a “Guaranty”).

“Guarantors” means (i) each Subsidiary Guarantor, and (ii) from and after the date it is required to execute and deliver the Parent Guaranty pursuant to Section 5.09(e), each Parent Entity.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HOA” means a homeowners or condominium association, board, corporation or similar entity with authority to create a Lien on an Owned Property as a result of the non-payment of HOA Fees that are payable with respect to such Owned Property.

“HOA Fees” means all homeowner’s and condominium dues, fees, assessments and impositions, and any other charges levied or assessed or imposed against an Owned Property, or any part thereof, by an HOA.

~~“Impacted Loans” has the meaning specified in Section 2.14(a).~~

“Increased Amount Date” has the meaning assigned to such term in Section 2.04.

“Incremental Facilities” has the meaning assigned to such term in Section 2.04.

“Incremental Revolving Lender” has the meaning assigned to such term in Section 2.04.

“Incremental Term Facility” has the meaning assigned to such term in Section 2.04.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.04.

“Incremental Term Loan Lender” has the meaning assigned to such term in Section 2.04.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and accruals for payroll and other liabilities accrued in the ordinary course), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Financing Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, in each case, if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Borrower appearing on the balance sheet of the Borrower solely by reason of push-down accounting under GAAP shall be excluded. The Indebtedness of any Person shall (A) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is personally liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except any Indebtedness to the extent that any such Person is not personally liable therefore pursuant to the terms of any such Indebtedness, and (B) exclude obligations under or in respect of Non-Financing Lease Obligations (to the extent they are treated as operating leases in the most recent financial statements in existence on the Effective Date), straight-line leases, operating leases or sale lease-back transactions (except any resulting Financing Lease Obligations).

For all purposes hereof, the Indebtedness of any Person shall in the case of the Borrower and its Subsidiaries exclude all intercompany indebtedness made in the ordinary course between Consolidated Parties.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Institution” means (a) a natural person, (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural persons, (c) each Defaulting Lender, (d) the Borrower and each of its Affiliates, (e) each Competitor and (f) each Disqualified Institution.

“Initial Revolving Maturity Date” has the meaning set forth in the definition of “Revolving Maturity Date.”

“Initial Term Loan” has the meaning assigned to such term in Section 2.01(b).

“Initial Term Loan Maturity Date” has the meaning set forth in the definition of “Term Loan Maturity Date.”

“Interest Payment Date” means (a) with respect to any Base Rate Loan or any Daily ~~Floating Rate~~SOFR Loan, the last day of each of March, June, September and December and the Maturity Date of the Facility under which such Loan was made, and (b) with respect to any ~~Eurodollar~~Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the Maturity Date of the Facility under which such Loan was made; provided that, in the case of a ~~Eurodollar~~Term SOFR Loan with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means, with respect to each ~~Eurodollar~~Term SOFR Loan, the period commencing on the date such ~~Eurodollar~~Term SOFR Loan is disbursed or converted to or continued as a ~~Eurodollar~~Term SOFR Loan and ending on the numerically corresponding day in the calendar month that is one (1), ~~two (2),~~ three (3), or six (6) months thereafter~~,~~ (in each case subject to availability), as selected by the Borrower in its Borrowing Request ~~or such other period that is twelve (12) months or less requested by the Borrower and consented to by all the Lenders~~; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless~~, in the case of a Eurodollar Loan only,~~ such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period ~~pertaining to a Eurodollar Loan~~ that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the then applicable Maturity Date for such Facility.

“Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, owns any Equity Interests, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

~~“Investment Grade Election” means the election by the Borrower made by written notice to the Administrative Agent at any time that the Borrower has an Investment Grade Rating, irrevocably electing that the Applicable Rate on all Loans and Borrowings under the Loan Documents shall be determined based on the Applicable Rate—Rating.~~

“Investment Grade Rating” means a Debt Rating of the Borrower of BBB- or better from S&P or Baa3 or better from Moody’s.

~~“Investment Grade Release” has the meaning specified in Section 5.09(c).~~

“Involuntary Proceeding” has the meaning assigned to such term in Section 7.01(h).

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means each of Bank of America, N.A. and Wells Fargo Bank, National Association, each in its capacity as an issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of adequate creditworthiness of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The Borrower, the Administrative Agent and any Lender may agree that any Lender may issue Letters of Credit hereunder, in which case the term “Issuing Bank” shall include such Lender with respect to the Letters of Credit issued by such Lender, and each reference to “Issuing Bank” shall mean the applicable Issuing Bank or all Issuing Banks, as the context may require.

“Joint Lead Arrangers/Joint Bookrunners” means BofA Securities, Inc., Wells Fargo Securities, LLC, ~~BBVA USA~~PNC Capital Markets LLC, Deutsche Bank Securities Inc. and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers/Joint Bookrunners under this Agreement.

“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.01, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed an LC Commitment after the Effective Date, the amount set forth for such Issuing Bank as its LC Commitment in the Register maintained by the Administrative Agent. The LC Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

“LC Issuing Bank Exposure” means, at any time with respect to a given Issuing Bank, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus (b) the aggregate amount of all LC Disbursements under Letters of Credit issued by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Lender Hedge Agreements” means any Swap Agreement that is entered into by and between the Borrower or any Subsidiary and any Approved Counterparty and designated in writing by such Approved Counterparty to the Administrative Agent as a “Lender Hedge Agreement” under this Agreement.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders and the Issuing Banks.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Issuing Bank.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit. The foregoing shall not constitute a commitment by any Issuing Bank to issue any commercial or trade letter of credit.

“Letter of Credit Report” means a report of outstanding Letters of Credit and information related thereto in form set forth as Exhibit H attached hereto.

~~“LIBOR” has the meaning specified in the definition of Eurodollar Rate.~~

~~“LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to LIBOR, or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), at or about 11:00 a.m., London time, two (2) London Banking Days prior to such day, for dollar deposits with a term of one (1) month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate will be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate will be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, further, if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of the Loan Documents.~~

~~“LIBOR Replacement Date” has the meaning specified in Section 2.14(c).~~

~~“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~

~~“LIBOR Successor Rate” has the meaning specified in Section 2.14(c).~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, LIBOR Daily Floating Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by~~

~~the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).~~

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of such asset or any interest therein, or any direct or indirect interest in Borrower or any Loan Party, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances, but excluding any UCC financing statement filed as a fixture filing, mortgage, deed of trust or deed to secure debt, in each case, in respect of third party indebtedness which has been repaid in full and all commitments, security interests and guarantees in connection therewith which have been terminated and released, for no more than seventy-five (75) days after such repayment.

“Loan Documents” means this Agreement, including, without limitation, schedules and exhibits hereto, the Notes (if any), the Guaranties, and any other agreements entered into in connection herewith or therewith, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.

“Loan Parties” means the Borrower and the Guarantors, and ~~after the Borrower obtains an Investment Grade Release~~ shall also include each Direct Owner of each Unencumbered Asset (regardless of whether such Person is a Guarantor).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

~~“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.~~

“Management Fees” means with respect to any Person, all fees and income earned by such Person for the applicable period in connection with the management, development, and operations of a property including, without limitation, all property management fees, asset management fees, leasing and sales commissions, development fees, construction management fees, tenant coordination fees, legal fees, accounting fees, tax preparation fees, consulting fees, and financing or debt placement fees.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Loan Parties and their respective ~~Subsidiaries~~subsidiaries taken as a whole, (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) a material adverse effect on the validity or enforceability of any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit and Nonrecourse Indebtedness (including, but not limited to, term loan and/or term securitization transactions that are conducted pursuant to either a Rule 144A or registered public offering or similar form of securitization transaction so long as any such transaction satisfies the requirements of Nonrecourse Indebtedness)), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value thereof as of such date.

“Material Subsidiaries” means, as of any date of determination, each Subsidiary or any group of Subsidiaries which contributed greater than $250,000,000 of Total Asset Value as of such date; provided that Material Subsidiaries shall not include any Subsidiary that is a borrower of Nonrecourse Indebtedness and is not a borrower, guarantor or otherwise obligated on any Recourse Indebtedness. A group of Subsidiaries each of which is not otherwise a Material Subsidiary (defined in the foregoing sentence) shall collectively constitute a Material Subsidiary if the group taken as a single entity satisfies the requirements of the foregoing sentence.

“Maturity Date” means the Revolving Maturity Date and/or the Term Loan Maturity Date, as the context may require.

“Moody’s” means Moody’s Investors Service, Inc.

“MSA” means a metropolitan statistical area, as defined by the United States Office of Management and Budget (“OMB”); provided, that if the OMB modifies the definition of any metropolitan statistical area (whether by consolidating, dividing or modifying the boundaries of any metropolitan statistical area, or otherwise), the Administrative Agent, acting reasonably and in consultation with Borrower, shall modify the definition of MSA, any specific MSA(s), and/or the associated criteria and requirements such that the commercial agreement in respect thereof as at the Effective Date is maintained following, and notwithstanding, such modification by the OMB.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multi-Family Rental Property” means any Owned Property that is not a single family home.

“Negative Pledge” means, with respect to a given asset, a provision of any document, instrument or agreement (including any charter, by-laws or other organizational documents), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that (i) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, (ii) an agreement relating to Unsecured Indebtedness containing restrictions substantially similar to, or taken as a whole, not more restrictive than, the restrictions contained in the Loan Documents (as determined by the Borrower in good faith), (iii) Permitted Transfer Restrictions and (iv) Permitted Sale Restrictions, in each case, shall not constitute a Negative Pledge.

“Net Operating Income” means, with respect to any Real Estate Asset for any period, as determined in accordance with GAAP, an amount equal to (i) the Ownership Share of the rental income and other revenues from the operation of such Real Estate Asset, including from straight-lined rent and amortization of above or below market leases, minus (ii) actual third party Management Fees with respect to such Real Estate Asset, minus (iii) the Ownership Share of all expenses and charges incurred in connection with the operation and maintenance of such Real Estate Asset (including, without limitation, real estate taxes, insurance, homeowner association fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing costs); but, for the avoidance of doubt, excluding the payment of or provision for debt service charges, interest expenses, income taxes, capital expenses, general and administrative expenses, non-cash compensation expenses, impairment and other similar expenses, acquisition costs, gain on sales of property, interest income and other miscellaneous income and expenses, depreciation and amortization expenses, and other non-cash expenses.

“New Lender Joinder Agreement” has the meaning assigned to such term in Section 2.04.

“New Term Loan” has the meaning assigned to such term in Section 2.04.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, misrepresentation, waste, environmental indemnities, prohibited transfers, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then in the event of any such claim, only a portion of such Indebtedness in an amount equal to the amount of such claim shall no longer constitute “Nonrecourse Indebtedness” for the period that such portion is subject to such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Non-Wholly-Owned Subsidiary” means any consolidated subsidiary of ~~the Borrower~~a Person which is not a Wholly-Owned Subsidiary of ~~the Borrower~~such Person.

“Notes” means each of the promissory notes, if any, made by the Borrower to evidence the Obligations in accordance with Section 2.10(e).

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit G or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Officer of the Borrower.

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender and obligations of the Borrower or any Subsidiary arising under any Lender Hedge Agreement, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise. Notwithstanding the foregoing, the obligations of the Borrower or any Subsidiary under any Lender Hedge Agreement shall be guaranteed pursuant to the Guaranty only to the extent that, and for so long as, the other Obligations are so guaranteed. Notwithstanding the foregoing, the Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“Occupied Owned Property” means, at any time, each Owned Property that is not a Vacant Owned Property.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Owned Property” means, at any time, any Real Estate Asset (i) that is a residential real property owned in fee simple and located in a state within the United States of America or in the District of Columbia and (ii) no material part of which (A) has been damaged by fire or other casualty (unless damage has been or will be diligently repaired) or (B) has been condemned (unless the remaining portion of such property has been restored).

“Ownership Share” means (a) with respect to any Consolidated Party other than a Non-Wholly-Owned Subsidiary, one hundred percent (100%), (b) with respect to any Non-Wholly-Owned Subsidiary, the percentage of the issued and outstanding Equity Interests in such Non-Wholly-Owned Subsidiary held by the Consolidated Group, and (c) with respect to any Investment Affiliate, the percentage of the total Equity Interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding Equity Interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total Book Value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness and other claims that would have priority in such a liquidation of such Investment Affiliate.

“Parent” means Invitation Homes Inc., a Maryland corporation.

“Parent Entities” means, collectively, the Parent and each ~~Subsidiary~~subsidiary thereof that owns an Equity Interest in the Borrower, and “Parent Entity” means any of them individually.

“Parent Guaranty” means the Guaranty to be entered into if and when required pursuant to Section 5.09(e), from the Parent Entities, in favor of the Administrative Agent, for the benefit of the Lenders, in substantially the form attached hereto as Exhibit F.

“Parent Guaranty Event” means the occurrence of any of the following: (i) one or more of the Parent Entities at any time directly owns properties or assets (other than (A) Equity Interests in the Borrower or an intermediate holding company or general partner of the Borrower, or (B) cash that is promptly distributed to equity holders of the Parent or (C) properties or assets that are promptly contributed to the Borrower) that, in the aggregate for all such Parent Entities, equals more than two percent (2.00%) of the total assets of the Consolidated Group; (ii) one or more of the Parent Entities issues any Indebtedness or guarantees any Indebtedness, which Indebtedness, together with all other Indebtedness issued or guaranteed by such Parent Entities in the aggregate, is in excess of $50,000,000; provided, for the avoidance of doubt, that any payment obligation of a Parent Entity existing on the Effective Date in respect of the 3.50% Convertible Senior Notes Due 2022 of IH Merger Sub, LLC will not be deemed to constitute Indebtedness of a Parent Entity for purposes of this definition to the extent that such Parent Entity holds in respect thereof a back-to-back obligation from the Borrower with economic terms that materially mirror those of such Parent Entity’s obligation; or (iii) the Parent ceases for any reason to be a REIT.

“Pari Passu Obligations” means Unsecured Indebtedness (exclusive of Indebtedness under the Loan Documents) of a Loan Party owing to a Person that is not a Consolidated Party or a Person Controlled (directly or indirectly) by an Affiliate of any Consolidated Party.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Passive Joint Lead Arrangers” means each of Citibank, N.A., Credit Suisse AG, New York Branch, Goldman Sachs Bank USA, Keybanc Capital Markets, Inc., Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc. and RBC Capital Markets as Passive Joint Lead Arrangers under this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, impositions, HOA Fees, charges, liens or fees levied or assessed or imposed against a property by a Governmental Authority in connection with code violations, and any other charges levied or assessed or imposed against a property or any part thereof, in each such case, that are not yet delinquent or are being contested in compliance with Section 5.04;

(b) Statutory Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other like Liens imposed by law, (i) securing obligations that are not overdue by more than sixty (60) days after which the Borrower receives notice, (ii) are being contested or bonded over in compliance with Section 5.04, (iii) relate to tenant improvements and with respect to which the Borrower or applicable Subsidiary is diligently enforcing its rights under a tenant lease to have removed by the applicable tenant, or (iv) if not resolved in favor of the Borrower or applicable Subsidiary, is not reasonably likely to result in a material impairment of the value of the asset subject to such Lien;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of the Borrower;

(e) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(f) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(g) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(h) Liens (i) on earnest money deposits in connection with purchases and sales of properties, (ii) on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to this Agreement, or (iii) consisting of an agreement to dispose of any property;

(i) Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(j) Liens deemed to exist in connection with investments in repurchase agreements to the extent not prohibited under this Agreement;

(k) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(l) Liens pursuant to any Loan Document;

(m) Liens securing any Swap Agreements entered into by any Subsidiary prior to and in connection with a Qualified Refinancing; provided that such Qualified Refinancing shall occur no later than ninety (90) days from the date of the imposition of such Lien;

(n) to the extent constituting a Lien, any Permitted Transfer Restrictions and any Permitted Sale Restrictions; and

(o) that certain Lien with total combined commercial lien value of $40,000 evidenced by the Notice of International Commercial Lien, dated January 09, 2014, filed and recorded as File No. 044-2014-000121 in the Clerk of Superior Court of Dekalb County, Georgia, and that certain Public Notice of Commercial Lien, filed and recorded June 16, 2015, as lien book 1649, page 283, in the Clerk of Superior Court of Dekalb County, Georgia, together with the UCC financing statements filed in connection therewith and any amendments in respect of such UCC financing statements;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Pari Passu Provisions” means provisions that are contained in documentation evidencing or governing Pari Passu Obligations which provisions are the result of (i) limitations on the ability of a Consolidated Party to make restricted payments or to transfer property to a Loan Party which limitations are not, taken as a whole, materially more restrictive than those contained in the Loan Documents, (ii) limitations on the creation of any lien on any assets of a person or entity that are not, taken as a whole, materially more restrictive than those contained in the Loan Documents or (iii) any requirement that Pari Passu Obligations be secured on an “equal and ratable basis” to the extent that indebtedness under the Facilities is secured.

“Permitted Sale Restrictions” means obligations, encumbrances or restrictions contained in any arms’-length sale agreement relating to the sale of any Subsidiary or assets, restricting the creation of Liens on, or the sale, transfer or other disposition of Equity Interests or assets that is subject to, such Subsidiary or assets pending such sale; provided that the obligations, encumbrances and restrictions apply only to the Subsidiary or assets that are subject to such sale agreement.

“Permitted Transfer Restrictions” means (a) reasonable and customary restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under management agreements, franchise agreements and ground leases entered into in the ordinary course of business (including in connection with any acquisition or development of any applicable property, without regard to the transaction value), including rights of first offer or refusal arising under such agreements and leases, in each case, that limit, but do not prohibit, sale or mortgage transactions and (b) reasonable and customary obligations, encumbrances or restrictions contained in agreements not constituting Indebtedness entered into with limited partners or members of the Borrower or of any other Subsidiary of the Parent imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Borrower or such Subsidiary pursuant to “tax protection” or other similar agreements.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

~~“Pre-Adjustment Successor Rate” has the meaning specified in Section 2.14(c).~~

“Pro-Rata Share” means, with respect to any Lender, the percentage of the total Term Loan Exposure, Revolving Credit Exposure and unused Commitments represented by such Lender’s Term Loan Exposure, Revolving Credit Exposure and unused Commitments.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Refinancing” means any transaction involving the incurrence by any Person of Nonrecourse Indebtedness (including, but not limited to, term loan and/or term securitization transactions that are conducted pursuant to either a Rule 144A or a registered public offering or similar form of securitization transaction) in an aggregate principal amount in excess of $50,000,000 encumbering any asset which previously constituted an Unencumbered Asset.

“Real Estate Asset” means, with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements, and fixtures.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Recourse Indebtedness” means, as of any date of determination, without duplication, Indebtedness that is not Nonrecourse Indebtedness.

“Reference Year” has the meaning set forth in the definition of Applicable Sustainability Adjustment.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of § 856, et seq. of the Code or any successor provisions.

~~“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:~~

~~(A) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or~~

~~(B) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).~~

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, advisors, consultants, service providers and representatives of such Person and such Person’s Affiliates.

~~“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.~~

“Required Delivery Date” has the meaning assigned to such term in Section 5.09(a).

“Required Facility Lenders” means, with respect to any Facility, the holders of more than fifty percent (50%) of the total Term Loan Exposures or the total Revolving Commitments, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, after any termination of the Revolving Commitments, the holders of more than fifty percent (50%) of the total Revolving Credit Exposures); provided that, in the event any Lender shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Facility Lenders” means Lenders (excluding all Defaulting Lenders) having more than fifty percent (50%) of the total Term Loan Exposures or the total Revolving Commitments (or total Revolving Credit Exposures), as the case may be, outstanding under such Facility (excluding the Term Loan Exposures, Revolving Commitments and Revolving Credit Exposures, as applicable, of all Defaulting Lenders).

“Required Lenders” means, at any time, Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.

“Rescindable Amount” has the meaning as specified in Section 2.18(d).

“Resignation or Removal Effective Date” has the meaning assigned to such term in Section 8.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of ~~Eurodollar~~Term SOFR Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(a).

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the New Lender Joinder Agreement or the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date is $1,000,000,000.

“Revolving Commitment Utilization Percentage” means on any date, the percentage equal to a fraction (a) the numerator of which is the total Revolving Credit Exposures and (b) the denominator of which is the total Revolving Commitments.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Credit Facility Fee” has the meaning assigned to such term in Section 2.12(b).

“Revolving Credit Facility Fee Rate” means the rate per annum in basis points set forth in the then applicable ratings category of the table set forth in the definition of Applicable Rate ~~– Rating~~ under the column labeled “Revolving Credit Facility Fee Rate.”

“Revolving Facility” means the Revolving Commitments and the Revolving Loans made, and Letters of Credit issued, thereunder.

“Revolving Facility Increase” has the meaning assigned to such term in Section 2.04.

~~“Revolving Facility Unused Fee” has the meaning assigned to such term in Section 2.12(a).~~

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a) and Section 2.03.

“Revolving Maturity Date” means January 31, 2025 (the “Initial Revolving Maturity Date”), subject to extension as provided in Section 2.21.

“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“S&P” means S&P Global Ratings, or any successor thereto.

“Sanctions Laws and Regulations”means any sanctions, prohibitions or requirements administered, imposed or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury (“HMT”) or other relevant sanctions authority having jurisdiction over any Loan Party or its subsidiaries.

“Scheduled Unavailability Date” has the meaning specified in Section 2.14(~~c~~b).

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Indebtedness” means all Indebtedness of any Person that is secured by a Lien on any asset of such Person.

“Significant Acquisition” means, the Borrower’s acquisition, directly or through a Subsidiary, pursuant to one transaction or a series of related transactions occurring within the same fiscal quarter of the Borrower, of one or more entities or property portfolios with total assets of at least $1,000,000,000.

“SOFR” with respect to any ~~Business Day means the secured overnight financing rate published for~~applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such ~~day~~date by the ~~Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator)~~SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source) ~~at approximately 8:00~~; provided however that if such determination date is not a~~.m~~ U. ~~(New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body~~S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10 basis points); and with respect to Term SOFR means 0.10% (10 basis points) for an Interest Period of one-month’s duration, 0.25% (25 basis points) for an Interest Period of three-month’s duration, and 0.40% (40 basis points) for an Interest Period of six-month’s duration.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Loan” means a Term SOFR Loan or a Daily SOFR Loan, as applicable.

“Solvent” when used with respect to any Person, means that, as of any date of determination, with respect to such Person and its subsidiaries on a consolidated basis, (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of its assets is greater than the probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Borrower.

“Subsidiary Guarantor” means, ~~(a) at all times prior to the Investment Grade Release, each domestic Subsidiary of the Borrower that is a Direct Owner of any Owned Property designated by the Borrower to be an Unencumbered Asset and (b) upon and at all times following the Investment Grade Release,~~ each Direct Owner of any Owned Property designated by the Borrower to be an Unencumbered Asset that is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness; in each case ~~under clauses (a) and (b)~~, to the extent such Subsidiary has not been released from its obligations hereunder in accordance with Section 5.09(b) ~~or Section 5.09(c), as applicable,~~ or otherwise with the consent of the Administrative Agent and Required Lenders.

“Subsidiary Guaranty” means, collectively, (a) the Guaranty, dated as of the date hereof, from the Subsidiary Guarantors on the Effective Date in favor of the Administrative Agent for the benefit of the Lenders (the “Initial Subsidiary Guaranty”) and (b) any additional Guaranty in substantially the form of the Initial Subsidiary Guaranty that may be executed and delivered after the Effective Date by an Additional Subsidiary Guarantor in accordance with Section 5.09(a).

“Successor Rate” has the meaning specified in Section 2.14(b).

“Sustainable Agent” means ~~BBVA USA~~PNC Capital Markets LLC, as Sustainable Agent & Coordinator under this Agreement.

“Sustainability Adjustment Date” means the Business Day immediately following the date on which the Borrower provides to the Administrative Agent a Compliance Certificate referencing the Applicable Sustainability Adjustment for the applicable Reference Year pursuant to Section 5.01(c).

“Sustainability Adjustment Period” means, (a) in the case of the initial Sustainability Adjustment Period, the period commencing on the first Sustainability Adjustment Date following the Effective Date and ending on (but excluding) the next Sustainability Adjustment Date and (b) in the case of each other Sustainability Adjustment Period, the period commencing on the last day of the immediately preceding Sustainability Adjustment Period and ending on (but excluding) the next Sustainability Adjustment Date.

“Sustainability Rating” means, with respect to any Reference Year, the “GRESB Score”, as calculated and assigned to the Borrower from time to time by GRESB and published in the most recently released GRESB Real Estate Assessment thereof. It is understood and agreed that the Sustainability Rating for the Reference Year ending December 31, 2019 shall be deemed to be the Borrower’s Sustainability Rating as in effect as of the Effective Date which is on file with the Administrative Agent.

“Sustainability Rating Change” means, for any Reference Year, the percentage change of the Sustainability Rating over the Sustainability Rating for the immediately preceding Reference Year.

“Swap” means, any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1(a)(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreement, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of ~~Eurodollar~~Term SOFR Loans, having the same Interest Period made by each of the Term Loan Lenders pursuant to Section 2.01(b).

“Term Loan” means the Initial Term Loan and any New Term Loans made pursuant to Section 2.04.

“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans hereunder, including any New Term Loans. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.01 or in the New Lender Joinder Agreement or the Assignment and Assumption pursuant to which such Lender becomes a party hereto. The aggregate amount of the Lenders’ Term Loan Commitments as of the Effective Date is $2,500,000,000.

“Term Loan Exposure” means, with respect to any Term Loan Lender at any time, the outstanding principal amount of such Lender’s Term Loans.

“Term Loan Facility” means the Term Loan Commitments and the Term Loans made thereunder.

“Term Loan Lender” means a Lender with a Term Loan Commitment or Term Loan Exposure.

“Term Loan Maturity Date” means January 31, 2025 (the “Initial Term Loan Maturity Date”), subject to extension as provided in Section 2.21.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case plus the SOFR Adjustment; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided, that if Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of the Loan Documents.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”

“Term SOFR Screen Rate” means the forward-looking SOFR term rate ~~for any period that is approximately (as determined by~~administered by CME (or any successor administrator reasonably satisfactory to the Administrative Agent) ~~as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected~~and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time ~~in its reasonable discretion~~).

“Total Asset Value” means, as of any date of determination, without duplication, an amount equal to the sum of the Consolidated Group’s Ownership Share of each of the following types of assets (in each case determined in accordance with GAAP as of such date of determination) owned by a Consolidated Party or Investment Affiliate:

(a) with respect to each Occupied Owned Property that has been owned for at least four full fiscal quarters, an amount equal to the quotient of (i) the Net Operating Income from such Occupied Owned Property for such period, divided by (ii) the Capitalization Rate (but in no event less than zero);

(b) with respect to each Occupied Owned Property that has been owned for less than one full fiscal quarter, the Book Value of such Occupied Owned Property;

(c) with respect to each Occupied Owned Property that has been owned for at least one full fiscal quarter, but fewer than four full fiscal quarters, either

(i) the Book Value of such Occupied Owned Property; or

(ii) if the Borrower has made a one-time, irrevocable election by written notice to the Administrative Agent to value such Occupied Owned Property in accordance with this clause (c)(ii) (and in a corresponding manner for purposes of determining the Unencumbered Asset Value if such Occupied Owned Property is an Unencumbered Asset); then

(A) if such Occupied Owned Property has been owned for at least one full fiscal quarter, but fewer than two full fiscal quarters, an amount equal to (1) the aggregate Net Operating Income from such Occupied Owned Property for such fiscal quarter, multiplied by 4, divided by (2) the Capitalization Rate (but in no event less than zero);

(B) if such Occupied Owned Property has been owned for at least two full fiscal quarters, but fewer than three full fiscal quarters, an amount equal to (1) the aggregate Net Operating Income from such Occupied Owned Property for such two fiscal quarters, multiplied by 2, divided by (2) the Capitalization Rate (but in no event less than zero); and

(C) if such Occupied Owned Property has been owned for at least three full fiscal quarters, but fewer than four full fiscal quarters, an amount equal to (1) the aggregate Net Operating Income from such Occupied Owned Property for such three fiscal quarters, multiplied by 4/3, divided by (2) the Capitalization Rate (but in no event less than zero);

(d) Unrestricted Cash and cash in respect of Section 1031 exchanges and cash held in escrow with respect to securitization transactions (excluding any portion thereof that has been deducted from Total Outstanding Indebtedness, Total Outstanding Secured Indebtedness or Total Outstanding Unsecured Indebtedness in the calculation of the Financial Covenants);

(e) with respect to Undeveloped Land, the Book Value of such Undeveloped Land;

(f) with respect to each Development Property

(i) that has been included in the calculation of Total Asset Value for four or fewer fiscal quarters as of such date of determination, the Book Value of such Development Property; and

(ii) that has been included in the calculation of Total Asset Value for more than four fiscal quarters as of such date of determination, an amount equal to the quotient of (A) the aggregate Net Operating Income from such Development Property for such period, divided by (B) the Capitalization Rate (but not less than zero);

(g) with respect to each Vacant Owned Property, the Book Value of such Vacant Owned Property;

(h) with respect to any mortgage loan receivable, the Book Value of such mortgage loan receivable; and

(i) with respect to any investment by a Consolidated Party in the common equity interests of any Investment Affiliate that does not own any assets of the type described in clauses (a) through (h) above, the Book Value of such investment.

Notwithstanding anything to the contrary contained above:

(1) in calculating Total Asset Value as of any date of determination, Real Estate Assets disposed of at any time prior to such date shall not be included in the calculation of Total Asset Value;

(2) not more than five percent (5%) of Total Asset Value at any time may be in respect of Undeveloped Land, with any excess over such limit being excluded from Total Asset Value;

(3) not more than five percent (5%) of Total Asset Value at any time may be in respect of Development Properties, with any excess over such limit being excluded from Total Asset Value;

(4) not more than five percent (5%) of Total Asset Value at any time may be in respect of mortgage loan receivables, with any excess over such limit being excluded from Total Asset Value;

(5) not more than twenty percent (20%) of Total Asset Value at any time may be in respect of investments in Investment Affiliates described in clauses (a) through (i) above, with any excess over such limit being excluded from Total Asset Value;

(6) not more than seven and one-half percent (7.5%) of Total Asset Value at any time may be in respect of investments described in clause (i) above, with any excess over such limit being excluded from Total Asset Value;

(7) not more than $750,000,000 of Total Asset Value at any time may be in respect of Vacant Owned Properties, with any excess over such limit being excluded from Total Asset Value;

(8) not more than fifteen percent (15.0%) of Total Asset Value at any time may be in respect of Multi-Family Rental Properties, with any excess over such limit being excluded from Total Asset Value;

(9) not more than five percent (5.0%) of Total Asset Value at any time may be in respect of Condominium Properties, with any excess over such limit being excluded from Total Asset Value;

(10) the limitations set forth in clauses (2), (3), (4), (7), (8) and (9) above shall not apply to investments in Investment Affiliates, which shall be governed solely by clauses (1), (5) and (6) above and clause (11) below; and

(11) not more than thirty percent (30%) of Total Asset Value at any time may be in respect of the sum of, without duplication, (A) investments described in clauses (e), (f), (g) and (h) above and (B) the aggregate amount of investments in Investment Affiliates described in clauses (a) through (i) above, with any excess over such limit being excluded from Total Asset Value.

“Total Interest Expense” means, for any period, without duplication, the sum of (a) the Ownership Share of cash interest expense, determined in accordance with GAAP, of the Consolidated Group as of the final day of such period attributable to Total Outstanding Indebtedness and (b) the Ownership Share of any cash interest expense, determined in accordance with GAAP, of any Investment Affiliate, as of the final day of such period, whether recourse or non-recourse. Total Interest Expense shall exclude, for the avoidance of doubt, the following:

(a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, premiums, if any, pay-in-kind interest expense, the amortization of original issue discount resulting from the issuance of Indebtedness below par, and any other amounts of non-cash interest (including as a result of the effects of purchase accounting);

(b) the accretion or accrual of discounted liabilities during such period;

(c) any interest in respect of items excluded from Indebtedness in the Loan Documents;

(d) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to Accounting Standards Codification 815;

(e) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates;

(f) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting; and

(g) any expensing of commitment and other financing fees.

“Total Leverage Ratio” means, as of the last day of any fiscal quarter, a percentage determined by dividing (a) Total Outstanding Indebtedness by (b) Total Asset Value.

“Total Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the Ownership Share of all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (other than intercompany Indebtedness between Consolidated Parties), plus (b) the applicable Ownership Share of all Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a Consolidated Party; provided that obligations under Swap Agreements hedging the interest rate risk of Indebtedness for borrowed money of the Consolidated Group or an Investment Affiliate do not constitute Total Outstanding Indebtedness. For the avoidance of doubt, Total Outstanding Indebtedness shall not include any Indebtedness or other obligations evidenced pursuant to security certificates issued by Persons that are not Consolidated Parties (or, with respect to an Investment Affiliate, Persons that are not consolidated with such Investment Affiliate) in connection with securitization transactions, to the extent that (i) such security certificates are held by a Consolidated Party (or, with respect to an Investment Affiliate, an Investment Affiliate) and (ii) such Indebtedness and other obligations are included as “Liabilities” on the Parent’s (or, with respect to an Investment Affiliate, an Investment Affiliate’s) balance sheets furnished pursuant to the Loan Documents.

“Total Outstanding Secured Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the Ownership Share of all Secured Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (other than intercompany Indebtedness between Consolidated Parties), plus (b) the applicable Ownership Share of all Secured Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a Consolidated Party; provided that obligations under Swap Agreements hedging the interest rate risk of Indebtedness for borrowed money of the Consolidated Group or an Investment Affiliate do not constitute Total Outstanding Secured Indebtedness. For the avoidance of doubt, Total Outstanding Secured Indebtedness shall not include any Indebtedness or other obligations evidenced pursuant to security certificates issued by Persons that are not Consolidated Parties (or, with respect to an Investment Affiliate, Persons that are not consolidated with such Investment Affiliate) in connection with securitization transactions, to the extent that (i) such security certificates are held by a Consolidated Party (or, with respect to an Investment Affiliate, an Investment Affiliate) and (ii) such Indebtedness and other obligations are included as “Liabilities” on the Parent’s (or, with respect to an Investment Affiliate, an Investment Affiliate’s) balance sheets furnished pursuant to the Loan Documents.

“Total Outstanding Secured Recourse Indebtedness” means, as of any date of determination, without duplication, Secured Indebtedness that constitutes Recourse Indebtedness.

“Total Outstanding Unsecured Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the Ownership Share of all Unsecured Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (other than intercompany Indebtedness between Consolidated Parties), plus (b) the applicable Ownership Share of all Unsecured Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a Consolidated Party; provided that obligations under Swap Agreements hedging the interest rate risk of Indebtedness for borrowed money of the Consolidated Group or an Investment Affiliate do not constitute Total Outstanding Unsecured Indebtedness. For the avoidance of doubt, Total Outstanding Unsecured Indebtedness shall not include any Indebtedness or other obligations evidenced pursuant to security certificates issued by Persons that are not Consolidated Parties (or, with respect to an Investment Affiliate, Persons that are not consolidated with such Investment Affiliate) in connection with securitization transactions, to the extent that (i) such security certificates are held by a Consolidated Party (or, with respect to an Investment Affiliate, an Investment Affiliate) and (ii) such Indebtedness and other obligations are included as “Liabilities” on the Parent’s (or, with respect to an Investment Affiliate, an Investment Affiliate’s) balance sheets furnished pursuant to the Loan Documents.

“Total Unsecured Interest Expense” means, for any period, without duplication, the portion of Total Interest Expense for such period that is attributable to Total Outstanding Unsecured Indebtedness.

“Transactions” means the execution, delivery and performance by the Borrower and the other Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the Eurodollar Rate, the LIBOR~~Term SOFR, Daily ~~Floating Rate~~Simple SOFR or the Base Rate.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undeveloped Land” means a Real Estate Asset that constitutes land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“Unencumbered Asset” means any Owned Property (including, for the avoidance of doubt, any Occupied Owned Property and any Vacant Owned Property), in each case, 100% of which is owned directly in fee simple by the Borrower or a Wholly-Owned Subsidiary thereof (in such capacity, each such owner, a “Direct Owner”) and which, as of any date of determination, meets each of the following criteria:

(a) the Owned Property (including the right to receive income therefrom) is not subject to any Liens, claims, Negative Pledges, ground leases (except in the case of condominiums) or restrictions on transferability or assignability of any kind (including, without limitation, any such Lien, claim or restriction imposed by the organizational documents of any subsidiary, any Negative Pledge clause or similar provision that (x) restricts the owner thereof from granting a Lien on such Owned Property (or the right to receive income therefrom) to secure Indebtedness and other obligations arising under the Loan Documents or (y) entitles an entity to a Lien on such asset upon the occurrence of any contingency) other than (i) Permitted Encumbrances or Liens in favor of the Administrative Agent, (ii) Permitted Pari Passu Provisions and (iii) customary restrictions on transferability contained in purchase and sale agreements entered into in connection with a disposition permitted under the Loan Documents (provided that such limitation shall only be effective against the assets or property that are the subject of such disposition), and customary provisions in joint venture agreements or other similar agreements applicable to Non-Wholly-Owned Subsidiaries that result in a change of control or that trigger a right of first offer or right of first refusal; and

(b) the Direct Owner of the Owned Property is organized in a state within the United States of America or in the District of Columbia.

“Unencumbered Asset Value” means, as of any date of determination, without duplication, an amount equal to the sum of the Consolidated Group’s Ownership Share of each of the following (in each case determined in accordance with GAAP as of such date of determination):

(a) Unrestricted Cash and cash in respect of Section 1031 exchanges, in each case, owned by a Consolidated Party (excluding any portion thereof that has been deducted from Total Outstanding Secured Indebtedness or Total Outstanding Unsecured Indebtedness in the calculation of the Financial Covenants);

(b) with respect to each Unencumbered Asset that is an Occupied Owned Property and has been owned for at least four full fiscal quarters, an amount equal to the quotient of (i) the Net Operating Income from such Unencumbered Asset for such period, divided by (ii) the Capitalization Rate (but in no event less than zero);

(c) with respect to each Unencumbered Asset that is an Occupied Owned Property and has been owned for less than one full fiscal quarter, the Book Value of such Unencumbered Asset;

(d) with respect to each Unencumbered Asset that is an Occupied Owned Property and has been owned for at least one full fiscal quarter, but fewer than four full fiscal quarters, either

(i) the Book Value of such Unencumbered Asset, or

(ii) if the Borrower has made a one-time, irrevocable election by written notice to the Administrative Agent to value such Unencumbered Asset in accordance with this clause (d)(ii) (and in a corresponding manner for purposes of determining the Total Asset Value of such Occupied Owned Property), then

(A) if such Unencumbered Asset has been owned for at least one full fiscal quarter, but fewer than two full fiscal quarters, an amount equal to (1) the aggregate Unencumbered NOI from such Unencumbered Asset for such fiscal quarter, multiplied by 4, divided by (2) the Capitalization Rate (but in no event less than zero),

(B) if such Unencumbered Asset has been owned for at least two full fiscal quarters, but fewer than three full fiscal quarters, an amount equal to (1) the aggregate Unencumbered NOI from such Unencumbered Asset for such two fiscal quarters, multiplied by 2, divided by (2) the Capitalization Rate (but in no event less than zero), and

(C) if such Unencumbered Asset has been owned for at least three full fiscal quarters, but fewer than four full fiscal quarters, an amount equal to (1) the aggregate Unencumbered NOI from such Unencumbered Asset for such three fiscal quarters, multiplied by 4/3, divided by (2) the Capitalization Rate (but in no event less than zero); and

(e) with respect to each Unencumbered Asset that is a Vacant Owned Property and is owned by a Consolidated Party and has been vacant for one year or less, the Book Value of such Vacant Owned Property.

Notwithstanding anything to the contrary contained above:

(1) not more than fifteen percent (15.0%) of Unencumbered Asset Value at any time may be in respect of Multi-Family Rental Properties, with any excess over such limit being excluded from Unencumbered Asset Value; and

(2) not more than five percent (5.0%) of Unencumbered Asset Value at any time may be in respect of Condominium Properties, with any excess over such limit being excluded from Unencumbered Asset Value;

(3) not more than $750,000,000 of Unencumbered Asset Value at any time may be in respect of Vacant Owned Properties, with any excess over such limit being excluded from Unencumbered Asset Value.

Notwithstanding anything to the contrary contained above, in calculating Unencumbered Asset Value as of any date of determination, Unencumbered Assets disposed of at any time prior to such date shall not be included in the calculation of Unencumbered Asset Value.

“Unencumbered NOI” means, for any period, Net Operating Income from Unencumbered Assets for such period.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means all Balance Sheet Cash other than cash and Cash Equivalents that (a) are held as collateral, in escrow in a bank account by a lender, creditor or counterparty and cash in respect of Section 1031 exchanges, or are otherwise subject to a pledge, Lien or control agreement (excluding statutory liens in favor of any depositary bank where such cash and Cash Equivalents are maintained) or (b) are held by an entity other than a Consolidated Party as deposits or security for contractual obligations.

“Unsecured Indebtedness” means all Indebtedness of any Person that is not secured by a Lien on any asset of such Person.

“Unsecured Interest Coverage Ratio” has the meaning assigned to such term in Section 6.01(a)(v).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Vacant Owned Property” means, at any time, an Owned Property that is vacant and held for sale to end users. For the avoidance of doubt, “held for sale” shall be determined in the discretion of the Borrower, which determination may not comport with the GAAP definition of such term.

“Wholly-Owned Subsidiary” means, with respect to any entity on any date, any corporation, partnership, limited liability company or other entity of which one hundred percent (100%) of the equity interests and one hundred percent (100%) of the ordinary voting power are, as of such date, owned and Controlled, directly or indirectly, by such entity. Unless otherwise specified, all references herein to a “Wholly-Owned Subsidiary” or to “Wholly-Owned Subsidiaries” shall refer to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurodollar~~Term SOFR Loan”) or by Class and Type (e.g., a “~~Eurodollar~~Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~Eurodollar~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~Term SOFR Revolving Borrowing”).

SECTION 1.03 Terms Generally. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. With respect to a reference to any date, the word “from” shall mean “from and including” such date and the word “until” shall mean “until but excluding such date”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vi) any reference to any law, rule or regulation shall mean such law, rule or regulation as amended, modified, replaced or supplemented from time to time.

(b) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division Successor shall constitute a separate Person hereunder (and each Division of any Person that is a ~~Subsidiary~~subsidiary , joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP applied on a consistent basis, as in effect from time to time applied in a manner consistent with that used in preparing the audited financial statements referred to in Section 3.04. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

SECTION 1.05 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time.

SECTION 1.07 ~~SECTION 1.06~~ Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of “Eurodollar Rate” or “LIBOR Daily Floating Rate”~~any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any ~~of~~ such rate (including, without limitation, any ~~LIBOR~~ Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~ Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans in dollars to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make Term Loans (other than New Term Loans) in dollars to the Borrower in an aggregate principal amount not to exceed such Lender’s Term Loan Commitment, and not to exceed $2,500,000,000 in the aggregate for all Term Loan Lenders, on the Effective Date (the “Initial Term Loan”). Any portion of the Term Loans that is repaid may not be reborrowed.

SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Loan Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Term Borrowing shall be comprised entirely of Base Rate Loans or ~~Eurodollar~~Term SOFR Loans, and each Revolving Borrowing shall be comprised entirely of Base Rate Loans, ~~Eurodollar~~Term SOFR Loans or Daily ~~Floating Rate~~SOFR Loans, in each case, as the Borrower may request in accordance herewith. So long as doing so would not result in any increased costs for which the Borrower would be responsible under Section 2.15, each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Interest Periods in effect with respect to Revolving Loans or ten (10) Interest Periods in effect with respect to Term Loans.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

(e) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

SECTION 2.03 Requests for Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to another, and each continuation of ~~Eurodollar~~Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Borrowing Request; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request. Each such Borrowing Request must be received by the Administrative Agent not later than 11:00 a.m., New York City time, (i) ~~three~~two (~~3~~2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurodollar~~Term SOFR Loans or of any conversion of ~~Eurodollar~~Term SOFR Loans to Base Rate Loans or Daily ~~Floating Rate~~SOFR Loans or (ii) on the requested date of any Borrowing of Base Rate Loans (including any Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) or Daily ~~Floating Rate~~SOFR Loans or of any conversion of Base Rate Revolving Loans to Daily ~~Floating Rate~~SOFR Loans or of any conversion of Daily ~~Floating Rate~~SOFR Loans to Base Rate Loans~~; provided, however, that if the Borrower wishes to request Eurodollar Loans having an Interest Period other than one (1), two (2), three (3) or six (6) months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all of the applicable Lenders~~. Each Revolving Borrowing of, conversion to or continuation of ~~Eurodollar~~Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and each Revolving Borrowing of or conversion to Base Rate Loans and Daily ~~Floating Rate~~SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; provided that (i) any Borrowing need not comply with the foregoing integral multiple requirements if the proceeds of such Borrowing are to be used to repay Indebtedness as long as such Borrowing is in an amount equal to the amount being repaid, and (ii) a Revolving Borrowing of Base Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Term Borrowing of, conversion to or continuation of ~~Eurodollar~~Term SOFR Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof, and each Term Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that a Term Borrowing of Base Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the total Term Loan Commitments. Each Borrowing Request shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a Term Borrowing, a conversion of Revolving Loans or Term Loans from one Type to another, or a continuation of ~~Eurodollar~~Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans or Term Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or the Type to which existing Revolving Loans or Term Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, which shall be a period contemplated by the definition of the term “Interest Period”, and (vi) the location and account number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07. If the Borrower fails to specify a Type of Loan in a Borrowing Request or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans and the applicable Revolving Loans shall be made as, or converted to, Daily ~~Floating Rate~~SOFR Loans. Any such automatic conversion to Base Rate Loans or Daily ~~Floating Rate~~SOFR Loans, as applicable, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar~~Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurodollar~~Term SOFR Loans in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Promptly following receipt of a Borrowing Request in accordance with Section 2.03(a), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of any requested Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or Daily ~~Floating Rate~~SOFR Loans, as applicable, described in Section 2.03(a).

(c) Except as otherwise provided herein, a ~~Eurodollar~~Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar~~Term SOFR Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Facility Lenders under the applicable Facility, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no Loans may be requested under such Facility as ~~Eurodollar~~SOFR Loans, (ii) no outstanding Loan under such Facility may be converted to or continued as a ~~Eurodollar~~SOFR Loan and (iii) unless repaid, each ~~Eurodollar~~SOFR Loan shall be converted to a Base Rate Loan immediately or, in the case of a Term SOFR Loan, at the end of the Interest Period applicable thereto.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar~~Term SOFR Loans upon determination of such interest rate.

(e) With respect to SOFR, Daily SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(f) Notwithstanding anything to the contrary contained herein or elsewhere:

(i) (A) Each Eurodollar Loan (as defined in the First Amendment Effective Date Agreement) that is outstanding on the First Amendment Effective Date shall continue to accrue interest at the per annum interest rate that would apply to such Eurodollar Loan under the First Amendment Effective Date Agreement, and such interest shall be payable on the dates that such interest would be payable under the First Amendment Effective Date Agreement and otherwise in accordance with the terms thereof and (B) on the last day of the Interest Period (solely for purposes of this paragraph, as defined in the First Amendment Effective Date Agreement) with respect to each Eurodollar Loan outstanding on the First Amendment Effective Date, each such Eurodollar Loan shall be converted to a Term SOFR Loan, Daily

SOFR Loan or Base Rate Loan as requested by the Borrower in accordance with Sections 2.02 and 2.03. In the event that the Borrower fails to provide a Borrowing Request with respect to the conversion of any such Eurodollar Loan in accordance with Section 2.03(a), each such Eurodollar Loan that is a Term Loan shall be converted to a Base Rate Loan and each such Eurodollar Loan that is a Revolving Loan shall be converted to a Daily SOFR Loan, in each case, at the end of the relevant Interest Period.

(ii) Each Daily Floating Rate Loan (as defined in the First Amendment Effective Date Credit Agreement) that is outstanding on the First Amendment Effective Date shall be converted to a Term SOFR Loan, Daily SOFR Loan or Base Rate Loan as requested by the Borrower in accordance with Sections 2.02 and 2.03. In the event that the Borrower fails to provide a Borrowing Request with respect to the conversion of any such Daily Floating Rate Loan in accordance with Section 2.03(a), such Daily Floating Rate Loan shall be converted to a Base Rate Loan on the First Amendment Effective Date.

SECTION 2.04 Incremental Facilities.

(a) On one or more occasions at any time on or after the Effective Date, the Borrower may by written notice to the Administrative Agent elect to request (A) an increase to the existing aggregate Revolving Commitments (each such increase, a “Revolving Facility Increase”) and/or (B) an increase to the size of the existing Term Loan Facility and/or the establishment of one or more incremental term loan facilities to the Term Loan Facility (whether or not a separate tranche, an “Incremental Term Loan; each Incremental Term Loan is referred to individually as an “Incremental Term Facility” and together with any Revolving Facility Increase, collectively referred to as “Incremental Facilities”, and any such facility or commitment increase, individually, an “Incremental Facility”) such that the aggregate amount of the Facilities, together with all such Incremental Facilities, does not exceed at any time $4,000,000,000. Each such notice shall specify the date on which the Borrower proposes that such Incremental Facilities shall be effective, which shall be a date not less than five (5) Business Days (or such lesser number of days as the Administrative Agent shall agree) after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent, the Syndication Agent and/or their respective Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders or other Persons that are Eligible Assignees willing to hold the requested Incremental Facility; provided that (x) any Lender approached to provide all or a portion of any Incremental Facility may elect or decline, in its sole discretion, to participate in an Incremental Facility, and (y) any Lender or other Person that is an Eligible Assignee to whom any portion of such Incremental Facility shall be allocated (each, an “Incremental Revolving Lender” or “Incremental Term Loan Lender”, as applicable) shall be subject to the approval of the Borrower and the Administrative Agent (such approval not to be unreasonably withheld or delayed), and, in the case of a Revolving Facility Increase, each Issuing Bank (which approvals shall not be unreasonably withheld), to the extent required by Section 9.04(b).

(b) The Administrative Agent and the Borrower shall thereafter determine the effective date (each, an “Increased Amount Date”) and the final allocation of such Incremental Facility among the Lenders and Eligible Assignees; provided that the effectiveness of any Incremental Facility and the availability of any borrowings under any such Incremental Facility on the Increased Amount Date shall be subject to the satisfaction of the following conditions precedent:

(i) after giving pro forma effect to such Incremental Facility and borrowings and the use of proceeds thereof, no Event of Default shall exist and be continuing;

(ii) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects on the Increased Amount Date of such Incremental Facility except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) or are qualified by materiality (in which case such representations and warranties shall be true and correct in all respects) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents;

(iii) payment by the Borrower to the Joint Lead Arrangers/Joint Bookrunners and/or the Administrative Agent, for its own account and/or for the benefit of the Incremental Revolving Lenders and/or Incremental Term Loan Lenders participating in such Incremental Facility, of any applicable fees and expenses required to be paid as of the applicable Increased Amount Date;

(iv) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(A) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (x) all corporate or other necessary action taken by the Borrower to authorize such Incremental Facility and (y) all corporate, partnership, member, or other necessary action taken by each Guarantor authorizing the Guaranty by such Guarantor of such Incremental Facility;

(B) a certificate of the Borrower dated as of the applicable Increased Amount Date signed by an Authorized Officer thereof, certifying that, before and after giving effect to such Incremental Facility, the conditions in clauses (i) and (ii) above have been satisfied;

(C) if requested by the Administrative Agent, a customary opinion of counsel to the Borrower and the Guarantors (which may be in substantially the same form as delivered on the Effective Date and may be delivered by internal counsel of the Borrower), and addressed to the Administrative Agent and the Lenders;

(D) if requested by any Lender, new notes executed by the Borrower, payable to any new Lender, and replacement notes executed by the Borrower, payable to any existing Lender;

(E) a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”) for each Eligible Assignee that is not an existing Lender and is becoming a Lender in connection with such Incremental Facility, duly executed by the Borrower and each such Eligible Assignee and acknowledged and, if required pursuant to Section 9.04(b), consented to in writing by the Administrative Agent, and, in the case of a Revolving Facility Increase, the Issuing Banks; and

(F) written confirmation from each existing Lender, if any, participating in such Incremental Facility of the amount by which its Revolving Commitment will be increased, and/or the amount of Term Loans and/or Term Loan Commitments to be provided by it;

(v) all Revolving Facility Increases and all Incremental Term Loans that constitute an increase in an existing tranche of the Term Loan Facility shall be on the same terms as the Class or tranche of the Facility being increased (in each case, other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions or additional terms applicable only to periods after the latest Maturity Date of any Revolving Commitments or Term Loans, as applicable);

(vi) all incremental commitments and loans provided as part of a newly established Incremental Term Facility shall be, subject to clauses (v), (x) and (z) of the second proviso to Section 9.02(b), on terms agreed to by the Borrower and the Lenders providing such Incremental Term Facility; provided that if the terms of such Incremental Term Facility (other than final maturity) are not the same as the terms of a then existing tranche of the Term Loan Facility, the operational, technical and administrative provisions of such Incremental Term Facility shall be on terms reasonably acceptable to the Administrative Agent; and

(vii) upon the reasonable request of any Lender or any Eligible Assignee participating in such Incremental Facility made at least ten (10) Business Days prior to the applicable Increased Amount Date, the Borrower shall have provided to such Lender or Eligible Assignee, and such Lender or Eligible Assignee shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation, if applicable, in each case at least five (5) Business Days prior to such Increased Amount Date.

(c) On any Increased Amount Date on which a Revolving Facility Increase is effected, in the event that such Revolving Facility Increase results in any change to the Revolving Percentage of any Lender, then on such Increased Amount Date (i) the participation interests of the Revolving Lenders in any outstanding Letters of Credit shall be automatically reallocated among the Revolving Lenders in accordance with their respective Revolving Percentages after giving effect to such increase, (ii) any new Lender, and any existing Revolving Lender whose Revolving Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased Revolving Percentage of all existing Revolving Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Revolving Lenders whose Revolving Percentage is decreasing such amounts as are necessary so that each Lender’s participation in existing Revolving Loans will be equal to its adjusted Revolving Percentage and (iv) if the applicable Increased Amount Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Revolving Loan that is a ~~Eurodollar~~Term SOFR Loan, then the Borrower shall pay any amounts required pursuant to Section 2.16 on account of the payments made pursuant to clause (iii) of this sentence.

(d) On any Increased Amount Date on which any Incremental Term Facility is effected, subject to the satisfaction of the foregoing terms and conditions and the conditions set forth in Section 4.02, each Incremental Term Loan Lender participating in such Incremental Term Facility shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its allocated share of such Incremental Term Facility.

(e) On each Increased Amount Date, the Administrative Agent shall notify the Lenders of the occurrence of the Incremental Facility effected on such Increased Amount Date, the amount of the Incremental Facility and the nature of the increase (i.e., Revolving Facility Increase or Incremental Term Facility) and, (i) in the case of an Revolving Facility Increase, the amount of the Revolving Commitment and Revolving Percentage of each Revolving Lender as a result thereof and (ii) in the case of an Incremental Term Facility, the amount of the Term Loan Commitment of each Term Loan Lender as a result thereof.

(f) The upfront fees payable to the Incremental Revolving Lenders and/or Incremental Term Loan Lenders with respect to any Incremental Facility shall be determined by the Borrower and such Incremental Revolving Lenders and/or Incremental Term Loan Lenders, as applicable.

(g) Subject to the foregoing, the Borrower, the Incremental Revolving Lenders or Incremental Term Loan Lenders, as applicable, participating in any Incremental Facility, and the Administrative Agent may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to such Incremental Facility and the provisions of this Section 2.04.

(h) This Section 2.04 shall supersede any provisions in Section 2.18(c) or 9.02(b) to the contrary.

SECTION 2.05 [Intentionally Omitted].

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request and the specified Issuing Bank, in reliance on the agreements of the Lenders set forth in this Section 2.06, shall issue Letters of Credit denominated in dollars with the Borrower being the applicant thereof for the support of the Borrower’s or the Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to the applicable Letter of Credit, the terms and conditions of this Agreement shall control. So long as doing so would not result in any increased costs for which the Borrower would be responsible under Section 2.15, each Issuing Bank at its option may issue any Letter of Credit by causing any domestic or foreign branch or Affiliate of such Issuing Bank to issue such Letter of Credit; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Letter of Credit in accordance with the terms of this Agreement.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank which is being requested to issue (or issued, in the case of an amendment, renewal or extension) the Letter of Credit and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no later than 11:00 a.m., New York City time, on the date three (3) Business Days in advance or such shorter period as the applicable Issuing Bank shall agree to) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the identity of the Issuing Bank selected by the Borrower to issue such Letter of Credit, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application and reimbursement agreement on the applicable Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000, (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments, (iii) the LC Issuing Bank Exposure of any Issuing Bank shall not exceed its LC Commitment, unless agreed in writing by such Issuing Bank, and (iv) the Revolving Credit Exposure of any Revolving Lender shall not exceed its Revolving Commitment.

(i) Notwithstanding the foregoing, no Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any ~~Law~~law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it.

(B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000;

(D) any Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate actual or potential LC Exposure of such Defaulting Lender with respect to Letters of Credit issued by such Issuing Bank (after giving effect to Section 2.20(c)(i)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Exposure as to which such Issuing Bank has actual or potential fronting exposure, as it may elect in its sole discretion; or

(E) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(ii) No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank that issued such Letter of Credit to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension, which renewals or extensions, subject to clause (ii) hereof, may be automatic pursuant to the terms of such Letter of Credit (each, an “Auto-Extension Letter of Credit”) so long as such Issuing Bank shall have the right to prevent such renewal or extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon by the Borrower and the applicable Issuing Bank at the time such Letter of Credit is issued) and (ii) the date that is five (5) Business Days prior to the Revolving Maturity Date. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to the preceding sentence; provided, that such Issuing Bank shall not (i) permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension. Notwithstanding the foregoing, a Letter of Credit may have an expiration date that is not more than twelve (12) months after the Revolving Maturity Date so long as (x) the Borrower shall provide cash collateral to the Administrative Agent pursuant to and in accordance with Section 2.06(j) on or prior to thirty (30) days before the Revolving Maturity Date in an amount equal to one hundred two percent (102%) of the LC Exposure with respect to all such Letters of Credit with expiry dates after the Revolving Maturity Date, (y) the obligations of the Borrower under this Section 2.06 in respect of such Letters of Credit shall survive the Revolving Maturity Date and shall remain in effect until no such Letters of Credit remain outstanding and (z) each Lender shall remain obligated hereunder, to the extent any such cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to the Borrower by the Administrative Agent after the Revolving Maturity Date until no such Letters of Credit remain outstanding.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof) and without any further action on the part of the Issuing Bank that issued such Letter of Credit or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank that issued such Letter of Credit, such Lender’s Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.06, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank that issued a Letter of Credit shall make any LC Disbursement in respect of such Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Borrowing of Base Rate Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing of Base Rate Loans. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued a Letter of Credit the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank that issued a Letter of Credit or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank that issued a Letter of Credit for any LC Disbursement (other than the funding of Base Rate Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Revolving Commitment is amended pursuant to the operation of Section 2.04, as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement.

If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.06(e), then, without limiting the other provisions of this Agreement, the applicable Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or such Lender’s payment made pursuant to the first paragraph of this Section 2.06(e) in respect of the relevant LC Disbursement, as the case may be. A certificate of any Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this paragraph shall be conclusive absent manifest error.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, (iii) payment by the Issuing Bank that issued a Letter of Credit under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank that issued a Letter of Credit under a Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any applicable law with respect to any Bankruptcy Event, (iv) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction, (v) waiver by any Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of the Borrower or any waiver by such Issuing Bank which does not in fact materially prejudice the Borrower; (vi) honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft; (vii) any payment made by any Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; or (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against each Issuing Bank and its correspondents unless such notice is given as aforesaid. Neither the Administrative Agent, the Lenders nor the Issuing Bank that issued a Letter of Credit, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of such Issuing Bank; provided that nothing in this Section 2.06 shall be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit issued by such Issuing Bank comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank that issued a Letter of Credit (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit issued by an Issuing Bank, such Issuing Bank may, in its sole discretion, replace a purportedly lost, stolen, or destroyed original Letter of Credit issued by such Issuing Bank or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary and without regard to any non-documentary condition in such Letter of Credit, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Without limiting the foregoing, neither the Administrative Agent, the Lenders nor the Issuing Bank that issued a Letter of Credit, nor any of their Related Parties, shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Bank declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank.

(g) Disbursement Procedures. The Issuing Bank issuing a Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower in writing of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank that issued a Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the applicable Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Removal and Addition of an Issuing Bank.

(i) An Issuing Bank may be removed as an Issuing Bank at any time by written agreement among the Borrower, the Administrative Agent and each Issuing Bank, including the Issuing Bank being removed. The Administrative Agent shall notify the Lenders of any such removal of an Issuing Bank. At the time any such removal shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the removed Issuing Bank pursuant to Section 2.12(c). After the removal of an Issuing Bank hereunder, (i) the removed Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such removal, but shall not be required to issue additional Letters of Credit and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such removed Issuing Bank as the context shall require.

(ii) A Lender may be added as an Issuing Bank at any time by written agreement among the Borrower, the Administrative Agent, each Issuing Bank and the Lender becoming an Issuing Bank. The Administrative Agent shall notify the Lenders of any such addition of an Issuing Bank. From and after the effective date of any such addition, (i) the new Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such new Issuing Bank as the context shall require.

(j) Cash Collateralization. If (A) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Facility Lenders under the Revolving Facility (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than fifty percent (50%) of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (B) required by Section 2.06(c), the Borrower shall deposit in an account established and maintained on the books and records of the Administrative Agent an amount in cash equal to one hundred two percent (102%) of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or (i). Such deposit shall be held by the Administrative Agent for the satisfaction of the LC

Exposure. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in Cash Equivalents at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank ratably (based on the unreimbursed LC Disbursements held by each Issuing Bank) for LC Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than fifty percent (50%) of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued by such Issuing Bank (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit, and the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, such Issuing Bank shall not be responsible to the Borrower for, and such Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit issued pursuant to this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and issuer documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent will make such Loans available to the Borrower by promptly, but in no event later than 2:00 p.m., New York City time, either by (i) crediting the amounts so received, in like funds, to an account of the Borrower on the books of Bank of America or (ii) wire transfer of such funds, in each case, in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurodollar~~Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans or Daily ~~Floating Rate~~SOFR Loans, prior to 12:00 noon New York City time on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.08 [Intentionally Omitted].

SECTION 2.09 Termination and Reduction of Commitments. (a) (i) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date and (ii) the Term Loan Commitments shall terminate following disbursement of the Term Loans on the Effective Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments under a particular Facility; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.09 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under a particular Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility. All fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date, and (ii) to the Administrative Agent for the account of each Term Loan Lender, the then unpaid principal amount of each Term Loan on the Term Loan Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain the Register in accordance with Section 9.04(b).

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error.

(e) Any Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the form of Exhibit D. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein, unless such assignee elects not to receive a Note (in which case such assignor shall return to the Borrower any Note issued to it, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit in customary form) (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as provided in Section 2.16), subject to prior notice in accordance with paragraph (b) of this Section 2.11.

(b) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that such notice must be received by the Administrative Agent (i) in the case of prepayment of ~~Eurodollar~~Term SOFR Loans, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of Base Rate Loans or Daily ~~Floating Rate~~SOFR Loans, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a Notice of Loan Prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to the prepayment of a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02. Subject to Section 2.20, each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Any portion of the Term Loan that is prepaid may not be reborrowed.

(c) Notwithstanding anything to the contrary contained herein, if at any time the aggregate Revolving Credit Exposure of all Revolving Lenders exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately upon demand prepay Loans and/or cash collateralize the LC Exposure in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to cash collateralize the LC Exposure pursuant to this Section 2.11(c) unless after the prepayment in full of the Revolving Loans the aggregate Revolving Credit Exposure of all Revolving Lenders exceeds the aggregate amount of the Revolving Commitments then in effect.

SECTION 2.12 Fees. ~~(a) At all times prior to the date on which an effective Investment Grade Election is made, the Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender, an unused facility fee (the “Revolving Facility Unused Fee”), computed at the Commitment Fee Rate on the actual daily amount of the Available Revolving Commitment of such Revolving Lender during the period for which payment is made, which Revolving Facility Unused Fee shall be payable quarterly in arrears on the last day of each of March, June, September and December during the applicable period, commencing on the first such date to occur after the date hereof, and on the date the Revolving Commitments terminate. All Revolving Facility Unused Fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).~~

(a) [Intentionally Omitted].

(b) ~~On and after the date on which an effective Investment Grade Election is made, the~~The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender, a revolving credit facility fee (the “Revolving Credit Facility Fee”), equal to the Revolving Credit Facility Fee Rate multiplied by the amount of the Revolving Commitment of such Revolving Lender (regardless of usage and provided that if the Revolving Commitments terminate, then the Revolving Credit Facility Fee shall continue to accrue and be determined based on the Revolving Credit Exposure of such Revolving Lender) during the period for which payment is made, which Revolving Credit Facility Fee shall be payable quarterly in arrears on the last day of each of March, June, September and December during the applicable period~~, commencing on the first such date to occur after an effective Investment Grade Election is made,~~ and on the date the Revolving Commitments terminate (and, if applicable, thereafter on demand). All Revolving Credit Facility Fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) During such time as any LC Exposure exists, the Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to ~~Eurodollar~~Term SOFR Revolving Loans on the actual daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank, solely for its own account, a fronting fee equal to one-eighth of one percent (0.125%) per annum multiplied by the actual daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall accrue interest through and including the last day of each calendar quarter and shall be payable quarterly in arrears on the first Business Day after the last day of each of March, June, September and December during the applicable period, commencing on the first such date to occur after the Effective Date on which LC Exposure exists; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for its own account or for distribution to the applicable Lenders, as the case may be. Fees paid shall not be refundable under any circumstances. Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.13 Interest. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) Each ~~Eurodollar~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~the Eurodollar Rate~~Term SOFR for such Interest Period plus the Applicable Rate.

(c) Each Daily ~~Floating Rate~~SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to ~~the LIBOR~~ Daily ~~Floating Rate~~Simple SOFR plus the Applicable Rate.

(d) Notwithstanding the foregoing, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, at the option of the Required Lenders, all overdue Obligations (which shall include all Obligations following an acceleration under Section 7.01, including an automatic acceleration) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, two percent (2%) plus the rate applicable to Base Rate Revolving Loans as provided in paragraph (a) of this Section 2.13.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan or a Daily ~~Floating Rate~~SOFR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any Bankruptcy Event.

(f) All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the Base Rate (including Base Rate Loans and Borrowings the interest on which is computed by reference to clause (c) of the definition of “Base Rate”) shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

~~(g) In the event that the Borrower achieves an Investment Grade Rating and makes the Investment Grade Election, then the Applicable Rate and the Revolving Credit Facility Fee shall be based on the Applicable Rate – Rating as of the first Business Day following the date on which the Borrower makes an effective Investment Grade Election. Once effectively made, the Investment Grade Election shall be irrevocable.~~

SECTION 2.14 ~~Alternate Rate of Interest~~Inability to Determine Rates; Replacement of Successor Rate.

(a) Inability to Determine Rates. If in connection with any request for a ~~Eurodollar~~Term SOFR Loan or a conversion to or continuation thereof or a request for or conversion to a Daily ~~Floating Rate~~SOFR Loan, (i) the Administrative Agent determines ~~that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Loan or, in the case of a Daily Floating Rate Loan, the applicable amount thereof for terms equal to one (1) month~~(which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.14(b), and the circumstances under clause (i) of Section 2.14(b) or the Scheduled Unavailability Date has occurred, or (B) ~~(x)~~ adequate and reasonable means do not otherwise exist for determining ~~the Eurodollar Rate for any requested Interest Period~~ SOFR, Daily Simple SOFR or Term SOFR for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed ~~Eurodollar~~Term SOFR Loan or in connection with an existing or proposed ~~Base Rate~~Daily SOFR Loan or ~~LIBOR Daily Floating Rate in connection with any existing or proposed Daily Floating Rate Loan and (y) the circumstances described in Section 2.14(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”)~~Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason ~~the Eurodollar Rate for any requested Interest Period~~SOFR, Daily Simple SOFR or Term SOFR for any requested Interest Period or determination date(s) with respect to a proposed ~~Eurodollar~~ Loan~~, or the LIBOR Daily Floating Rate with respect to an existing or proposed Daily Floating Rate Loan,~~ does not adequately and fairly reflect the cost to such Lenders of funding such ~~Eurodollar~~ Loan ~~or Daily Floating Rate Loan, as applicable,~~ , the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurodollar~~Daily SOFR Loans ~~or to make or maintain Daily Floating~~and/or Term SOFR Loans, as applicable, or to convert Base Rate Loans~~, as the case may be~~ to SOFR Loans, shall be suspended ~~(~~in ~~the~~each case ~~of Eurodollar Loans,~~ to the extent of the affected ~~Eurodollar~~SOFR Loans or Interest ~~Periods)~~Period(s) or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurodollar Rate~~Term SOFR component of the Base Rate, the utilization of the ~~Eurodollar Rate~~Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.14(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to Daily SOFR Loans, or Borrowing of, or conversion to, or continuation of ~~Eurodollar~~Term SOFR Loans (to the extent of the affected ~~Eurodollar~~Term SOFR Loans or Interest Periods~~)~~ or ~~revoke any pending request for a Borrowing of, or conversion to, Daily Floating Rate Loans or, in each case~~determination date(s), as applicable), or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and ~~all~~(ii) any outstanding ~~Daily Floating Rate~~SOFR Loans ~~will~~shall be deemed to have been converted ~~into~~to Base Rate Loans immediately, in the case of a Daily SOFR Loan, or at the end of the applicable Interest Period, in the case of a Term SOFR Loan.

~~(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 2.14(a), the Administrative Agent, in consultation with the Borrower and Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 2.14(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.~~

(b) ~~(c)~~  Replacement of Term SOFR and SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan ~~Documents~~Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify(ies) the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining ~~LIBOR with respect to Eurodollar Loans for any Interest Period hereunder or any other tenors of LIBOR or with respect to Daily Floating Rate Loans for terms equal to~~SOFR and one month, three month and six month interest periods of Term SOFR (for clarification, none of Daily Simple SOFR or Term SOFR for interest periods of one ~~(1)~~ month, three months and six months are ascertainable), including, without limitation, because SOFR or the ~~LIBOR~~Term SOFR Screen Rate, as applicable, is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) ~~the~~CME or any successor administrator of the ~~LIBOR~~Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, or the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which ~~LIBOR~~SOFR, or one month, three month and six month interest periods of Term SOFR or the ~~LIBOR~~Term SOFR Screen Rate, as applicable, shall or will no longer be made available, or permitted to be used for determining the interest rate of ~~loans~~Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent~~,~~ that will continue to provide ~~LIBOR~~SOFR or such interest periods of Term SOFR, as applicable, after such specific date (~~such specific~~the latest date on which SOFR or one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); ~~or~~

~~(iii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that interest periods of one (1) month and all other tenors of LIBOR are no longer representative with respect to Daily Floating Rate Loans or all Interest Periods and other tenors of LIBOR are no longer representative with respect to Eurodollar Loans; or~~

~~(iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;~~

then, in the case of ~~clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be with respect to Eurodollar Loans, at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and with respect to Daily Floating Rate Loans, on the relevant interest payment date for interest calculated, and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):~~

~~(x) Term SOFR plus the Related Adjustment; and~~

~~(y) SOFR plus the Related Adjustment;~~

~~and in the case of clause~~ or if the events or circumstances of the type described in Section 2.14(~~iv~~b ) ~~above~~(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the ~~Borrower and~~ Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing ~~LIBOR under this Agreement and under any other Loan Document in accordance with the definition of~~SOFR, Daily Simple SOFR and/or Term SOFR, or any then current Successor Rate, in accordance with this Section 2.14 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks. For the avoidance of doubt, any such proposed rate, including for the avoidance of doubt, any adjustment thereto, shall constitute a “~~LIBOR~~ Successor Rate” ~~and~~. Any such amendment ~~will~~shall become effective at 5:00 p.m.~~, New York City time,~~ on the fifth ~~(5th)~~ Business Day after the Administrative Agent shall have ~~notified~~posted such proposed amendment to all Lenders and the Borrower ~~of the occurrence of the circumstances described in clause (iv) above~~ unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to ~~the implementation of a LIBOR Successor Rate pursuant to such clause;~~such amendment.

~~provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower (and in the case of Daily Floating Rate Loans only, the Borrower provides written consent) and each Lender of such availability, then from and after with respect to Eurodollar Loans, the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated and with respect to Daily Floating Rate Loans, the relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.~~

(c) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of ~~(x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR~~the implementation of any Successor Rate.

Any ~~LIBOR~~ Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such ~~LIBOR~~ Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any ~~LIBOR~~ Successor Rate as so determined would otherwise be less than zero, the ~~LIBOR~~ Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a ~~LIBOR~~ Successor Rate~~,~~ the Administrative Agent will have the right to make ~~LIBOR Successor Rate~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~LIBOR Successor Rate~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~LIBOR Successor Rate~~ Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

~~If the events or circumstances of the type described in Section 2.14(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”~~

~~(d) Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 2.14(c)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 2.14(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 2.14(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 2.14 with respect to Eurodollar Loans, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, and with respect to Daily Floating Rate Loans, at the end of any relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.~~

~~(e) If, with respect to Eurodollar Loans, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, and with respect to Daily Floating Rate Loans, at the end of any relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 2.14 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans based on LIBOR shall be suspended, (to the extent of the affected Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans, Interest Periods, interest payment dates or payment periods) or Daily Floating Rate Loans (to the extent of the affected Daily Floating Rate Loans, interest payment dated or payment periods), as applicable, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)~~) ~~in the amount specified therein.~~

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any reserve requirement contemplated by Section 2.15(e)~~) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), in each case in an amount that such Lender, such Issuing Bank or such other Recipient deems to be material, then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement , the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

~~(e) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Loan and each Daily Floating Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.~~

(e) ~~(f)~~ Notwithstanding the foregoing, each Lender agrees that amounts claimed under this Section 2.15 shall be reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender then reasonably determines to be relevant); provided that in no event shall any Lender be required to disclose information of other borrowers.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of any ~~Eurodollar~~Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~Term SOFR Loan on the date or in the amount specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any ~~Eurodollar~~Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of anticipated profits, but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained) and any customary administrative fees charged by such Lender in connection with the foregoing; provided that each such Lender shall use reasonable efforts to mitigate any such loss, cost and expense in accordance with Section 2.19. In the case of a ~~Eurodollar~~Term SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the ~~Eurodollar Rate~~interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the ~~eurodollar~~applicable interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, including, if requested by the Borrower, in reasonable detail a description of the basis for such compensation and a calculation of such amount or amounts (but excluding any confidential or proprietary information of such Lender), shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

SECTION 2.17 Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant

Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of an applicable IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an applicable IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of an applicable IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, an applicable IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by ~~them~~it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, free and clear of and without condition or deduction for any defense, recoupment, set off or counterclaim (but without prejudice to the Borrower’s rights with respect to any Defaulting Lender). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon or fees, as the case may be. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. All such payments shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent ~~at its offices at Bank of America, N.A. Agency Management, 135 S. LaSalle Street, Mail Code: IL4-135-09-61, Chicago, Illinois 60603, Attention: Denise Jones, or by wire transfer to the following~~’s Office unless otherwise directed by the Administrative Agent~~:~~,

~~Bank of America, N.A., ABA#: 026009593~~

~~Account Name: Wire Clearing Acct for Syn Loans – LIQ~~

~~Account No.: 1366072250600~~

~~Ref: Invitation Homes Operating Partnership LP~~except payments to be made directly to any Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans (other than New Term Loans) shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of cash collateral provided for in Section 2.23, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or each Issuing Bank, as the case may be, the amount due. ~~In such event, if~~With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment~~,~~; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or ~~each~~the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand, but in no event later than two Business Days thereafter, the ~~amount~~Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) Each Lender may make any Borrowing or issue any Letter of Credit to a Borrower through any lending office, provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Borrowing or any Obligations with respect to any Letter of Credit in accordance with the terms of this Agreement. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender gives a notice pursuant to Section 2.22, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future or eliminate the need for the notice pursuant to Section 2.22, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (w) any Lender requests compensation under Section 2.15, or (x) if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (y) if any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, and, in each case under clauses (w) and (x), such Lender has declined or is unable to designate a different lending office in accordance with Section 2.19(a), then the Borrower may, at its sole expense and effort, upon notice by the Borrower to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank) if such assignee is not a Lender, which consent shall not unreasonably be withheld, (ii) subject to the Borrower’s rights with respect to Defaulting Lenders under Section 2.20 hereof, such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in or elimination of such compensation or payments, (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent, (v) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04(b) and (vi) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 2.19 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 2.19 to the contrary, (i) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.06.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable law:

(a) ~~Revolving Facility Unused Fees and~~ Revolving Credit Facility Fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to ~~Section 2.12(a) or~~ Section 2.12(b);

(b) the Commitments, Term Loan Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Required Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that (i) no Defaulting Lender’s Commitments may be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans or LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to a Defaulting Lender without such Defaulting Lender’s consent;

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day following notice to the Borrower by the Administrative Agent cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.23 for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to ~~Section 2.12(a),~~ Section 2.12(b) and Section 2.12(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees payable under ~~Section 2.12(a) and~~ Section 2.12(b) that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to any Issuing Bank ratably (based on the LC Exposure then held by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, amend, increase or renew any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be one hundred percent (100%) covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

(e) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.18(c) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize such Defaulting Lender’s LC Exposure in accordance with Section 2.23; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.23; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure of, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure of, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the applicable Commitments hereunder without giving effect to Section 2.20(c)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower, and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

SECTION 2.21 Extensions of Maturity Dates.

(a) Extension of Revolving Maturity Date. The Borrower shall have two (2) options (which shall be binding on the Lenders), exercisable by written notice to the Administrative Agent (such notice, a “Revolving Extension Notice”) given no more than one hundred twenty (120) days nor less than thirty (30) days prior to (i) the Initial Revolving Maturity Date, to extend the Revolving Maturity Date for a period of six (6) months from the Initial Revolving Maturity Date (such new Revolving Maturity Date, the “First Extended Revolving Maturity Date”) and (ii) the First Extended Revolving Maturity Date, to extend the Revolving Maturity Date for an additional period of six (6) months from the First Extended Revolving Maturity Date to the Final Maturity Date. The Administrative Agent shall distribute each Revolving Extension Notice promptly to the Revolving Lenders following its receipt thereof.

(b) Extension of Term Loan Maturity Date. The Borrower shall have two (2) options (which shall be binding on the Lenders), exercisable by written notice to the Administrative Agent (such notice, a “Term Loan Extension Notice”) given no more than one hundred twenty (120) days nor less than thirty (30) days prior to (i) the Initial Term Loan Maturity Date, to extend the Term Loan Maturity Date for a period of six (6) months from the Initial Term Loan Maturity Date (such new Term Loan Maturity Date, the “First Extended Term Loan Maturity Date”) and (ii) the First Extended Term Loan Maturity Date, to extend the Term Loan Maturity Date for an additional period of six (6) months from the First Extended Term Loan Maturity Date to the Final Maturity Date. The Administrative Agent shall distribute each Term Loan Extension Notice promptly to the Term Loan Lenders following its receipt thereof.

(c) Conditions Precedent to Effectiveness of each Extension. As conditions precedent to each extension of the Revolving Maturity Date and each extension of the Term Loan Maturity Date, the Borrower shall, on or prior to the then applicable Maturity Date, satisfy each of the following requirements for such extension to become effective (in each case, the first date on which such conditions precedent are satisfied or waived with respect to the applicable extension, the “Extension Effective Date” for such extension): (i) no Default or Event of Default has occurred and is continuing on the applicable Extension Effective Date; (ii) the Administrative Agent shall have received a certificate of the Borrower dated as of the applicable Extension Effective Date signed by an Authorized Officer thereof, certifying that, (x) before and after giving effect to such extension, the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects on the applicable Extension Effective Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) or are qualified by materiality (in which case such representations and warranties shall be true and correct in all respects) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents and (y) the resolutions delivered to the Administrative Agent and the Lenders on the Effective Date (which resolutions include approval to extend each of the Revolving Maturity Date and the Term Loan Maturity Date to at least the Final Maturity Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption; and (iii) the Borrower shall have paid an extension fee of 0.075% (7.5 basis points) multiplied by (x) in the case of an extension of the Revolving Maturity Date, the aggregate amount of the Lenders’ Revolving Commitments on the applicable Extension Effective Date (to the Administrative Agent for the ratable benefit of the Revolving Lenders) and (y) in the case of an extension of the Term Loan Maturity Date, the aggregate outstanding amount of the Lenders’ Term Loans on the applicable Extension Effective Date (to the Administrative Agent for the ratable benefit of the Term Loan Lenders).

SECTION 2.22 Illegality. If any Lender determines in good faith that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to ~~the Eurodollar Rate~~SOFR, Daily Simple SOFR or Term SOFR, or to determine or charge interest rates based upon ~~the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market~~SOFR, Daily Simple SOFR or Term SOFR, then, upon written notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue ~~Eurodollar~~SOFR Loans or to convert Base Rate Loans to ~~Eurodollar~~SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon written demand from such Lender (with a copy to the Administrative Agent), prepay, or~~,~~ if applicable, convert all ~~Eurodollar~~SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Term SOFR component of the Base Rate), ~~either~~in each case, immediately or, in the case of Term SOFR Loans, on the last day of the Interest Period therefor~~,~~ if such Lender may lawfully continue to maintain such ~~Eurodollar~~Term SOFR Loans to such day~~, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans~~ and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Eurodollar Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar Rate~~Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Eurodollar Rate~~Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

SECTION 2.23 Cash Collateral.

(a) Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall cash collateralize the LC Exposure of such Defaulting Lender (determined after giving effect to Section 2.20(c)(i) and any cash collateral provided by such Defaulting Lender) in an amount not less than 100% of such Defaulting Lender’s LC Exposure.

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property, in each case, so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such cash collateral may be applied pursuant to Section 2.23(c). If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable Issuing Bank as herein provided, or that the total amount of such cash collateral is less than the minimum amount required by this Agreement, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (determined in the case of cash collateral provided pursuant to clause (a) above, after giving effect to Section 2.20(c)(i) and any cash collateral provided by the Defaulting Lender). All cash collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of cash collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under any of this Section 2.23 or Sections 2.06, 2.20 or 7.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letters of Credit, obligations to fund participations therein (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash collateral (or the appropriate portion thereof) provided to secure LC Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.04(b)(ii)(E))) or (ii) the determination by the Administrative Agent and the applicable Issuing Bank that there exists excess cash collateral; provided, however, the Person providing cash collateral and the applicable Issuing Bank may agree that cash collateral shall not be released but instead held to support future anticipated LC Exposure or other obligations.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each Parent Entity and the Borrower is and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each of the Subsidiaries is, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as now conducted. Each of Parent Entity, the Borrower and each of the Subsidiaries is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. The Transactions are within the corporate, partnership, limited liability company or other organizational powers, as applicable, of each Loan Party and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect and except for such filings as may be required with the SEC to comply with disclosure obligations, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority having jurisdiction over any Loan Party, except for any violation of any applicable law or regulation that would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party.

SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Administrative Agent for delivery to the Lenders (i) the audited consolidated annual financial statements for the Borrower and its Subsidiaries for fiscal year ~~2019~~2021, and (ii) the most recent unaudited consolidated quarterly financial statements of the Consolidated Group, certified by a Financial Officer of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the relevant entities as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 31, ~~2019~~2021, no event, development or circumstance has occurred which has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05 Properties. (a) The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except (i) in the case of Permitted Encumbrances or (ii) where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each of the assets included as Unencumbered Assets for purposes of the Financial Covenants satisfies the requirements for an Unencumbered Asset set forth in the definition thereof. As of the Effective Date, Schedule 3.05 sets forth a list of the Unencumbered Assets and the Direct Owners thereof.

(b) The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against the Borrower or any Loan Party (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters and matters fully covered by insurance as to which the insurer has been notified of such action, suit or proceeding and has not issued a notice denying coverage thereof) or (ii) challenging the validity or enforceability of this Agreement, the other Loan Documents or the Transactions. As of the date of this Agreement, the Borrower and the Subsidiaries have no material contingent obligations that are not disclosed in the financial statements referred to in Section 3.04 or listed as a Disclosed Matter.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability of which it is aware, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07 Compliance with Laws and Agreements; No Default. The Borrower, each Subsidiary and each Parent Entity is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08 Investment Company Status. No Loan Party is required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09 Taxes. The Borrower and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in conformity with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.10 ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.

(b) The Borrower represents and warrants as of the Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

SECTION 3.11 Disclosure. (a) None of the reports, financial statements, certificates or other written information (other than projections, other forward-looking information and information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared (it being understood and agreed that actual results may vary materially from projections).

(b) As of the Effective Date, neither the Parent nor the Borrower is a “legal entity customer” under and as defined in the Beneficial Ownership Regulation.

SECTION 3.12 Sanctions Laws and Regulations; USA Patriot Act. None of the Borrower, the Subsidiaries or the Parent Entities, or to the best of their knowledge, any of their respective directors or officers acting or benefiting in any capacity in connection with this Agreement, is a Designated Person or is located, organized or resident in a Designated Jurisdiction. To the best of its knowledge, each of the Borrower, each Subsidiary and each Parent Entity is in compliance in all material respects with the Act.

SECTION 3.13 Federal Reserve Board Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations T, U and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, Regulations T, U or X of the Board.

SECTION 3.14 Subsidiaries. As of the Effective Date, Schedule 3.14 sets forth the name, jurisdiction of incorporation and true and correct U.S. tax identification number of the Borrower and each Subsidiary that is required to be a Subsidiary Guarantor hereunder.

SECTION 3.15 Solvency. As of the Effective Date, the Borrower and the Subsidiaries, on a consolidated basis, are, and after giving effect to the transactions to occur on the Effective Date (including, without limitation, the initial disbursements to be made under this Agreement and the use of proceeds thereof), will be, Solvent.

SECTION 3.16 Insurance. The Borrower and the Subsidiaries maintain (either directly or indirectly by causing its tenants to maintain) insurance on their material real estate assets with financially sound and reputable insurance companies (or through self-insurance provisions), in such amounts, with such deductibles and covering such properties and risks as is prudent in the reasonable business judgment of the Borrower and the Subsidiaries.

SECTION 3.17 OFAC.

(a) None of the Loan Parties, nor any of their respective subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent or representative is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the ~~subject or~~ target of any Sanctions Laws and Regulations, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority having jurisdiction over any Loan Party or its subsidiaries or (iii) located, organized or resident in a Designated Jurisdiction. The Loan Parties and their respective ~~Subsidiaries~~subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions Laws and Regulations and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions Laws and Regulations.

(b) To the knowledge of the Loan Parties, no Loan Party or any subsidiary thereof has used or will use, directly or indirectly, the proceeds of the Loans or the Letters of Credit (i) for the purpose of funding any unlawful activities or business of or with any Designated Person, or in any country, region or territory, that at the time of such funding is ~~the subject of any sanctions under any Sanctions Laws and Regulations~~a Designated Jurisdiction, or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

SECTION 3.18 Anti-Corruption Laws; Anti-Money Laundering Laws.

(a) The Loan Parties and their respective subsidiaries have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(b) Neither the Parent, the Borrower, any of their respective ~~Subsidiaries~~subsidiaries , nor, to the knowledge of the Parent, the Borrower and their respective ~~Subsidiaries~~subsidiaries, any director, officer, employee or agent thereof (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law or regulation.

SECTION 3.19 Affected Financial Institution. No Loan Party is an Affected Financial Institution.

SECTION 3.20 Covered Entities. No Loan Party is a Covered Entity.

ARTICLE IV

Conditions

SECTION 4.01 Effective Date. This Agreement and the obligations of the Lenders on the Effective Date to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement and each other Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement or such Loan Document (followed as promptly as practicable by originals)) that such party has signed a counterpart of this Agreement or such Loan Document.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of Sidley Austin LLP, counsel for the Borrower and the other Loan Parties, and of Davis Stibor, counsel for certain of the Loan Parties, each in form and substance reasonably acceptable to the Administrative Agent. The Borrower hereby requests each such counsel to deliver such opinion.

(c) The Administrative Agent shall have received the following items from the Borrower, each of which shall be originals, copies or electronic copies (followed as promptly as practicable by originals) unless otherwise specified, each properly executed by an Authorized Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent:

(i) Certificates of good standing for each Loan Party from the states of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Effective Date;

(ii) Copies of the formation documents of each Loan Party certified by an officer of such Loan Party, together with all amendments thereto;

(iii) Incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(iv) Copies, certified by a Secretary, an Assistant Secretary or other authorized officer of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Borrowings provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Loan Parties;

(v) The most recent audited financial statements of the Borrower and the Consolidated Group;

(vi) Compliance certificate substantially in the form of Exhibit B, executed by a Financial Officer, demonstrating compliance with the Financial Covenants on a pro-forma basis as of the Effective Date based on the financial statements for the fiscal quarter ending September 30, 2020 and after giving effect to the Transactions;

(vii) A customary solvency certificate from the Borrower certifying that, after giving pro forma effect to the transactions to occur on the Effective Date (including, without limitation, the initial disbursements to be made under the Facilities and the use of proceeds of each of the foregoing), the Borrower and the Subsidiaries, on a consolidated basis, are Solvent; and

(viii) a certificate signed by an Authorized Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has not occurred since December 31, 2019 any event or condition that has had or would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect; and (C) that no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that (1) relates to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (2) would reasonably be expected to have a Material Adverse Effect.

(d) The Arrangers and the Administrative Agent shall have received all fees (including upfront fees payable to the Lenders) and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least two (2) Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including, unless waived by the Administrative Agent, all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent)) required to be reimbursed or paid by the Borrower hereunder on the Effective Date, or satisfactory evidence that such fees and amounts will be paid out of the initial Borrowings hereunder.

(e) (i) At least five (5) Business Days prior to the Effective Date, the Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender, at least ten (10) Business Days prior to the Effective Date, that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Act and the Beneficial Ownership Regulation, if applicable.

Immediately upon the satisfaction of the foregoing conditions precedent, the Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Solely for purposes of satisfying the conditions precedent to the initial Borrowings hereunder on the Effective Date set forth in this Section 4.01, each Lender that has authorized the release of its signature page to this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, increase, amend, renew or extend any Letter of Credit to be issued or issued by such Issuing Bank, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, increase, amendment, renewal or extension of such Letter of Credit, as applicable, ~~(~~except to the extent that any such representation and warranty (i) expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date and/or (ii) is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects~~)~~ and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

(b) Immediately after giving effect to such Borrowing or the issuance, increase, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c) The Administrative Agent and, if applicable, the applicable Issuing Bank shall have received a Borrowing Request or a notice requesting the issuance, amendment, renewal or extension of a Letter of Credit, as applicable, in accordance with the requirements hereof.

Each Borrowing and each issuance, increase, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with Section 2.06 or 2.23), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will promptly furnish the same to each Lender):

(a) as soon as available but in any event no later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such year, for the Consolidated Group, setting forth in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit, other than a “going concern” expressly resulting solely from an upcoming maturity date under any Indebtedness of the Borrower and the Subsidiaries occurring within one year from the time the opinion is delivered or a prospective default under any of the Financial Covenants)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Consolidated Group on a consolidated basis in accordance with GAAP consistently applied;

(b) as soon as available but in any event no later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet and related unaudited statements of operations, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, for the Consolidated Group, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Consolidated Group on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of Financial Statements, a compliance certificate substantially in the form attached hereto as Exhibit B, signed by a Financial Officer (A) (x) certifying that, to such Financial Officer’s knowledge, no Default has occurred and is continuing, or (y) specifying the details of any Default that, to such Financial Officer’s knowledge, has occurred and is continuing, and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations and computations necessary to determine the Unencumbered Asset Value and demonstrating compliance with the applicable Financial Covenants including, without limitation, (x) if requested by the Administrative Agent, summary information for each MSA in which an Unencumbered Asset is located, including the number of Unencumbered Assets located therein, the percentage thereof that are leased and the portions of Unencumbered Asset Value and Unencumbered NOI attributable thereto and (y) schedule of Indebtedness of the Borrower and its Subsidiaries, to the extent included in such calculations and computations, and (C) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary or the Parent with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, and/or distributed by the Borrower or the Parent to its shareholders generally, as the case may be;

(e) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act and the Beneficial Ownership Regulation, if applicable; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower, or any subsidiary of any thereof, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to clause (a), (b) or (d) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Further, notwithstanding the foregoing, the information required pursuant to clause (a) or (b) of this Section 5.01 shall be deemed to have been delivered if such information of the Parent is provided within the time periods set forth in such clauses; provided that to the extent such information relates to the Parent, it is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent, on the one hand, and the information relating to the Borrower and its subsidiaries, as applicable, on a stand-alone basis, on the other hand.

SECTION 5.02 Notices of Material Events, Ratings Changes.

(a) The Borrower will furnish to the Administrative Agent (and the Administrative Agent will promptly furnish the same to each Lender) prompt written notice, after an Authorized Officer becomes aware of such event, of the following events:

(i) the occurrence of any Default or Event of Default;

(ii) the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any of the Loan Parties that, in the good faith judgment of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(iii) the occurrence of any ERISA Event, taken alone or together with any other ERISA Events that have occurred, that in the good faith judgment of the Borrower, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(iv) any Environmental Liability that, in the good faith judgment of the Borrower, has, or would reasonably be expected to have, a Material Adverse Effect; and

(v) ~~after the achievement by the Borrower of an Investment Grade Rating and the making of an Investment Grade Election or Investment Grade Release (whichever is earlier),~~ changes in the Debt Ratings.

(b) The Borrower will use commercially reasonable efforts to give prompt notice to the Administrative Agent (which the Administrative Agent shall promptly provide to the Lenders) of any discontinuation of the Sustainability Rating after an Authorized Officer becomes aware of such event.

Each notice delivered under this Section (other than clause (a)(v)) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries and the other Loan Parties to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect their legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that this Section 5.03 shall not require the Borrower, any Subsidiary or any other Loan Party to preserve or maintain any rights, licenses, permits, privileges or franchises if the Borrower shall reasonably determine that the failure to maintain and preserve the same by any Subsidiary would not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

SECTION 5.04 Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries and the other Loan Parties to, pay their obligations, including Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (i)(a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower, Subsidiary or other Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (ii) the failure to make payment pending such contest would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of the Subsidiaries and the other Loan Parties to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect, and (b) maintain (either directly or indirectly by causing its tenants to maintain), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of the Subsidiaries and the other Loan Parties to, keep proper books of record and account in which true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities to the extent required by GAAP. The Borrower will, and will cause each of the Subsidiaries and the other Loan Parties to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (in the presence of an officer of the Borrower), all at such reasonable times during normal business hours and as often as reasonably requested. Absent an Event of Default, only two (2) such visits per calendar year shall be at the Borrower’s expense.

SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries and each other Loan Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to their property, including Environmental Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for, and Letters of Credit will be issued only to support, general corporate purposes of the Borrower, including, but not limited to, repayment or refinancing of Indebtedness, funding acquisitions, investments, redevelopments, expansions, renovations, construction, and capital expenditures; and working capital needs. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulations T, U and X of the Board.

SECTION 5.09 Addition and Release of Guaranties.

(a) Additional Subsidiary Guaranties.

(i) Not later than the applicable Required Delivery Date, the Borrower shall cause ~~(A) prior to the Investment Grade Release, each Subsidiary that is the Direct Owner of any Owned Property designated by the Borrower as an Unencumbered Asset and (B) on and after the Investment Grade Release,~~ each Subsidiary that is the Direct Owner of any Owned Property designated by the Borrower as an Unencumbered Asset and that is also a borrower or guarantor or otherwise obligated in respect of, any Recourse Indebtedness, to deliver to the Administrative Agent: (1) a Subsidiary Guaranty executed by such Subsidiary and (2) the other items required to be delivered under the following subsection (a)(ii) below; provided, however, that in respect of any Subsidiary which is required to become a Guarantor after the Effective Date pursuant to this subsection (a)(i), to the extent such Subsidiary has not become a Guarantor as of the applicable Required Delivery Date (or such later date as the Administrative Agent may agree in writing in its discretion), the Unencumbered Asset owned by such Subsidiary shall not be included in any calculation of Unencumbered Asset Value unless and until such Subsidiary executes and delivers to the

Administrative Agent a Subsidiary Guaranty and the other items required to be delivered under the following subsection (a)(ii) below. Any such Subsidiary Guaranty delivered pursuant to this subsection (a)(i) and the other items required under the immediately following subsection (a)(ii) shall, unless otherwise approved by the Administrative Agent, be delivered to the Administrative Agent not later than the date on which the Compliance Certificate with respect to the fiscal quarter (or fiscal year in the case of the fourth fiscal quarter) during which, in either such case, any of the above conditions first apply to a Subsidiary (the “Required Delivery Date”).

(ii) Each Subsidiary Guaranty delivered by a Subsidiary required to become a Guarantor under the preceding subsection (a)(i) above shall be accompanied by the items that would have been delivered under Section 4.01(c)(i) through (iv), and Section 4.01(e) as if such Subsidiary had been a Guarantor on the Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent and such other documents, agreement and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require in order to comply with its “know your customer” and other regulatory obligations.

(b) Release of Subsidiary Guarantors from Subsidiary Guaranties. The Subsidiary Guaranty provided by a Subsidiary Guarantor shall be automatically released, solely as it relates to such Subsidiary Guarantor, at such time as such Subsidiary Guarantor is no longer a Direct Owner of an Unencumbered Asset.

~~(c) Investment Grade Release. If at any time the Borrower obtains an Investment Grade Rating, the Administrative Agent shall promptly release all of the Subsidiary Guarantors (other than any Direct Owner of an Unencumbered Asset that is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness) from their obligations under the Guaranty Agreement (the “Investment Grade Release”), subject to satisfaction of the following conditions:~~

~~(i) The Borrower shall have delivered to the Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Investment Grade Release is to be effected, a certificate executed by an Authorized Officer of the Borrower,~~

~~(A) certifying that the Borrower has obtained an Investment Grade Rating;~~

~~(B) notifying the Administrative Agent and the Lenders that it is requesting the Investment Grade Release; and~~

~~(C) certifying that no Subsidiary Guarantor to be released will be a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness immediately after giving effect to the Investment Grade Release; and~~

~~(ii) The Borrower shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Day prior to the date on which the Investment Grade Release is to be effected, a certificate executed by an Authorized Officer of the Borrower certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to the Investment Grade Release,~~

~~(A) no Default has occurred and is continuing or would result therefrom, and~~

~~(B) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) or are qualified by materiality (in which case such representations and warranties shall be true and correct in all respects) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.~~

(c) [Intentionally Omitted].

(d) Instruments of Release. The Administrative Agent shall, at the request and expense of the Borrower and without the need for any consent or approval by the Lenders, promptly execute and deliver an instrument of release to evidence any release of Guaranty described in this Section 5.09 in a form reasonably acceptable to the Borrower and the Administrative Agent.

(e) Parent Guaranty. If any Parent Guaranty Event occurs, then, each of the Parent Entities shall become a Guarantor by executing and delivering to the Administrative Agent within forty-five (45) days of such occurrence, a Parent Guaranty, together with the items that would have been delivered under Section 4.01(c)(i) through (iv), and Section 4.01(e) as if each of the Parent Entities had been a Guarantor on the Effective Date. Provided no Default arising under Section 7.01(h) or Event of Default is then continuing, the Parent Guaranty provided by the Parent Entities shall be automatically released at such time as no Parent Guaranty Event exists.

SECTION 5.10 ~~[Intentionally Omitted]~~Anti-Corruption Laws; Sanctions Laws and Regulations. The Borrower will, and will cause each of the Subsidiaries and each other Loan Party, to conduct its businesses in compliance in all material respects with the Foreign Corrupt Practices Act, the UK Bribery Act 2010, other similar anti-corruption legislation in other jurisdictions, and all applicable Sanctions Laws and Regulations, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions Laws and Regulations.

SECTION 5.11 Further Assurances. At the Borrower’s cost and expense and upon reasonable request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the guaranty and security provisions of this Agreement and the other Loan Documents.

SECTION 5.12 REIT Status. The Parent shall maintain its REIT status under the Code; provided that the requirements of this Section 5.12 may be waived in writing by the Administrative Agent in its reasonable discretion so long as (x) the preservation and maintenance of REIT status under the Code is no longer desirable in the conduct of the business of the Borrower, its Subsidiaries and the Parent, taken as a whole, and that the failure to maintain and preserve REIT status is not disadvantageous in any material respect to the Lenders, in each case, as determined in good faith by the Borrower and (y) the failure to maintain and preserve REIT status would not reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with Section 2.06 or 2.23), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Financial Covenants.

(a) Financial Covenants. From the Effective Date until the Obligations have been satisfied in full, as of the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 2020, the Borrower shall not permit:

(i) Maximum Total Leverage Ratio. The Total Leverage Ratio to exceed 60%; provided, that the Borrower may elect that such ratio be permitted to exceed 60% in the fiscal quarter in which a Significant Acquisition occurs and for the three (3) consecutive full fiscal quarters immediately thereafter, but in no event shall such ratio exceed 65% as of the last day of any fiscal quarter. For purposes of determining the Total Leverage Ratio, (x) Total Outstanding Indebtedness shall be adjusted by deducting therefrom the aggregate amount of Unrestricted Cash to the extent available for the repayment of Total Outstanding Indebtedness to the extent that there is an equivalent amount of funded Indebtedness included in Total Outstanding Indebtedness that matures within 24 months from the applicable date of the calculation and (y) Total Asset Value shall be adjusted by deducting therefrom the amount by which Total Outstanding Indebtedness is adjusted pursuant to clause (x) above.

(ii) Maximum Secured Leverage Ratio. Total Outstanding Secured Indebtedness to exceed 45% of Total Asset Value. For purposes of this covenant, (x) Total Outstanding Secured Indebtedness shall be adjusted by deducting therefrom the amount of Unrestricted Cash to the extent that there is an equivalent amount of funded Indebtedness included in Total Outstanding Secured Indebtedness that matures within 24 months from the applicable date of the calculation (excluding any such Unrestricted Cash used to determine the unencumbered leverage ratio pursuant to clause (iii) below as of such date) and (y) Total Asset Value shall be adjusted by deducting therefrom the amount by which Total Outstanding Secured Indebtedness is adjusted pursuant to clause (x) above.

(iii) Maximum Unencumbered Leverage Ratio. Total Outstanding Unsecured Indebtedness (including all outstanding Indebtedness under this Agreement) to exceed 60% of the Unencumbered Asset Value; provided, that the Borrower may elect that such ratio be permitted to exceed 60% in the fiscal quarter in which a Significant Acquisition occurs and for the three (3) consecutive full fiscal quarters immediately thereafter, but in no event shall such ratio exceed 65% as of the last day of any fiscal quarter. For purposes of this covenant, (x) Total Outstanding Unsecured Indebtedness shall be adjusted by deducting therefrom the amount of Unrestricted Cash to the extent that there is an equivalent amount of funded Indebtedness included in Total Outstanding Unsecured Indebtedness that matures within 24 months from the applicable date of the calculation (excluding any such Unrestricted Cash used to determine the secured leverage ratio pursuant to clause (ii) above as of such date) and (y) Unencumbered Asset Value shall be adjusted by deducting therefrom the amount by which Total Outstanding Unsecured Indebtedness is adjusted pursuant to clause (x) above.

(iv) Minimum Fixed Charge Coverage Ratio. EBITDA of the Borrower to be less than 1.5 times Fixed Charges (the “Fixed Charge Coverage Ratio”), all for the four (4) fiscal quarters most recently ended.

(v) Minimum Unsecured Interest Coverage Ratio. Unencumbered NOI to be less than 1.75 times Total Unsecured Interest Expense (the “Unsecured Interest Coverage Ratio”), all for the four (4) fiscal quarters most recently ended.

(vi) Maximum Secured Recourse Leverage Ratio. Total Outstanding Secured Recourse Indebtedness to exceed 5% of Total Asset Value at any time that the Borrower does not have an Investment Grade Rating.

(b) Calculation of Financial Covenants. For purposes of calculating the Financial Covenants under this Agreement:

(i) for any period, the Financial Covenants shall be calculated based upon the most recent quarter-end Financial Statements, on a pro forma basis, giving effect to any asset disposition or acquisition during such period (in each case, in excess of, in any individual transaction or series of transactions (calculated based on the cumulative effect of any acquisitions offsetting corresponding dispositions in any series of transactions), five percent (5.00%) of the number of Owned Properties) and any incurrence, retirement or extinguishment of Indebtedness during such period, in the case of any calculation of the Fixed Charge Coverage Ratio or the Unsecured Interest Coverage Ratio, with such asset disposition or acquisition or such incurrence, retirement or extinguishment of Indebtedness being deemed to have occurred as of the first day of the period for which such Financial Covenants are being determined; and

(ii) the Financial Covenants set forth in Sections 6.01(a)(i), (ii), (iv), and (vi) with respect to any Investment Affiliate or any Non-Wholly-Owned Subsidiary shall be calculated in a manner such that only the Ownership Share of the applicable Investment Affiliate or Non-Wholly-Owned Subsidiary shall be taken into account, so that the Borrower will be credited (or debited, if applicable) only with the Ownership Share of the direct and indirect definitional and other components that are included in the calculation of such Financial Covenants.

SECTION 6.02 Fundamental Changes. (a) The Borrower will not, nor will the Borrower permit any Subsidiary or any Parent Entity to, (1) merge into or consolidate with any other Person, (2) permit any other Person to merge into or consolidate with it which would result in a Change in Control, (3) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) all or substantially all of their consolidated assets (including all or substantially all of the Equity Interests in the Subsidiaries) (in each case, whether now owned or hereafter acquired), or (4) liquidate or dissolve; provided that, the following events shall be permitted without the consent of the Lenders: (i) any Person may merge into the Borrower or a Parent Entity in a transaction in which the Borrower or the Parent Entity is the surviving corporation (or, if the Borrower or the Parent Entity is not the survivor, the Required Lenders have consented to such transaction), (ii) any Person (other than the Borrower or a Parent Entity) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Parent Entity (other than the Parent) may merge into any other Parent Entity, (iv) any Subsidiary may liquidate or dissolve or sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (v) any Subsidiary may liquidate or dissolve or merge into, or sell, transfer, lease or otherwise dispose of its assets to, another Person on an arm’s-length basis if the Borrower determines in good faith that such liquidation or dissolution, merger or disposition is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (vi) the Borrower or any Subsidiary may sell, transfer, lease or otherwise dispose of any Subsidiary in connection with any disposition of assets that is not prohibited by this Agreement. The Borrower will not, and will not permit the Parent or any Guarantor to reorganize under the laws of a jurisdiction other than any state of the United States or the District of Columbia.

(b) The Borrower will not, nor will the Borrower permit any Subsidiary to, engage, to any material extent, in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related, complementary, synergistic, ancillary or incidental thereto or reasonable extensions thereof.

SECTION 6.03 Restricted Payments. Restricted Payments shall be permitted without restriction, provided that if (a) an Event of Default under Section 7.01(a), Section 7.01(b) or Section 7.01(i) has occurred and is continuing or (b) the maturity of the Loans has been accelerated, the Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments except (i) if the Parent then maintains its REIT status, the amount required for the Parent (A) to continue to maintain its status as a REIT under the Code, and (B) to avoid any entity-level tax, including tax under Section 4981 of the Code, or (ii) to the Borrower or any Subsidiary that is a Guarantor.

SECTION 6.04 Transactions with Affiliates. The Borrower will not, nor will it permit any of the Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) upon fair and reasonable terms which are not materially less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions solely between or among the Borrower and Wholly-Owned Subsidiaries, (c) transactions pursuant to agreements and arrangements described on Schedule 6.04, (d) the issuance of equity securities to Affiliates, (e) compensation, bonus and benefit arrangements with employees, officers, directors and trustees of the Borrower, the Subsidiaries or the Parent that are customary in the industry or are in the ordinary course consistent with past practices, (f) transactions with any Affiliate that manages any assets owned by the Consolidated Group; provided that any agreement therefor is expressly terminable by the asset owner without cause or penalty upon no more than sixty (60) days’ prior notice, and (g) Restricted Payments permitted by Section 6.03. Subject to the requirements of Section 6.04(a), this Section shall not prohibit loans to and other investments by the Borrower or its Subsidiaries in Non-Wholly-Owned Subsidiaries or any Investment Affiliate, in each case that are otherwise not prohibited by this Agreement.

SECTION 6.05 Changes in Fiscal Periods. Unless required by a law, regulation or order of a Governmental Authority, the Borrower will not (i) permit the fiscal year of a Loan Party to end on a day other than December 31 or (ii) change a Loan Party’s method of determining fiscal quarters; provided that if such change is required by such law, regulation or order, the Borrower shall give the Administrative Agent and the Lenders prior written notice of such change.

SECTION 6.06 Burdensome Agreements. The Borrower will not, nor will it permit any Subsidiary to, enter into or permit to exist any Contractual Obligation or Negative Pledge (other than the Loan Documents, any Permitted Encumbrances or any Permitted Pari Passu Provision) that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or any other Loan Party; provided, that this covenant shall not prohibit any customary limitation on Restricted Payments provided in favor of any holder of Nonrecourse Indebtedness incurred in the ordinary course of business by Subsidiaries of the Borrower that are not Loan Parties, in each case, solely to the extent that such limitation restricts the ability of a Consolidated Party to make Restricted Payments to a Loan Party.

SECTION 6.07 Sanctions Laws and Regulations. The Borrower will not, nor will it permit any other Loan Party or any of their respective subsidiaries to, directly or knowingly indirectly, use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is, a Designated Person or in a Designated Jurisdiction, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Bank or otherwise) of Sanctions Laws and Regulations.

SECTION 6.08 Anti-Corruption Laws. The Borrower will not, nor will it permit any other Loan Party or any of their respective subsidiaries to, directly or indirectly, use the proceeds of any Loan or Letter of Credit for any purpose which would breach the Foreign Corrupt Practices Act, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions.

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement and the other Loan Documents or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section) or any of the other Loan Documents required to be observed or performed by such Loan Party, and such failure shall continue without being remedied for a period of thirty (30) days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f) the Borrower, a Subsidiary or any other Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and after the expiration of all grace or cure periods (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as the Borrower such Subsidiary or such other Loan Party, as applicable, is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower, such Subsidiary or such other Loan Party has set aside, in a manner reasonably satisfactory to the Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome);

(g) any event or condition occurs that results in any Material Indebtedness of the Borrower, any Subsidiary or any other Loan Party becoming due prior to its scheduled maturity or that enables or permits (after the giving of all notices and the expiration of all grace periods) the holder or holders of any Material Indebtedness of the Borrower, any Subsidiary or any other Loan Party or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (x) Material Indebtedness that is Secured Indebtedness and that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, (y) regularly scheduled amortization payments with respect to Material Indebtedness or (z) customary non-default mandatory prepayments with respect to Material Indebtedness in connection with asset sales, casualty or condemnation events (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as the Borrower, such Subsidiary or such other Loan Party, as applicable, is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower, such Subsidiary or such other Loan Party has set aside, in a manner reasonably satisfactory to Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party, any Parent Entity or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party, any Parent Entity or any Material Subsidiary or for a substantial part of its assets (an “Involuntary Proceeding”), and, in any such case, such Involuntary Proceeding shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party, any Parent Entity or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party, Parent Entity or Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) any Loan Party or any Material Subsidiary shall fail within sixty (60) days to pay, bond or otherwise discharge any final judgments or orders for the payment of money (not covered by insurance as to which the insurer has been notified of such judgment or order and has not issued a notice denying coverage thereof) in an amount which, when added to all other judgments or orders outstanding against any Loan Party or any Material Subsidiary would exceed $100,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith;

(l) any Loan Party or any Parent Entity shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, a Guaranty or any other Loan Document; or this Agreement, a Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

(n) a Change in Control shall have occurred;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02 Distribution of Payments after Default. In the event that following the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, such monies shall be distributed for application as follows:

First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in its capacity as such in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

Second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties and any fees then due to the Administrative Agent;

Third, to pay interest then due and payable on the Loans and unreimbursed LC Disbursements ratably in proportion to the respective amounts payable under this clause third;

Fourth, to pay or prepay, as applicable, principal on the Loans, unreimbursed LC Disbursements and any payment obligations then owing to the Approved Counterparties under Lender Hedge Agreements ratably to the Lenders, Issuing Banks and Approved Counterparties in proportion to the respective amounts under this clause fourth;

Fifth, to pay an amount to the Administrative Agent equal to one hundred two percent (102%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unreimbursed LC Disbursements, to be held as cash collateral for such Obligations;

Sixth, to payment of any amounts owing with respect to indemnification provisions of the Loan Documents, if any;

Seventh, to the payment of any other Obligation due to the Administrative Agent or any Lender, if any; and

Eighth, to the Borrower or whoever may be legally entitled thereto.

Subject to Sections 2.06(j) and 2.23, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Notwithstanding the foregoing, Obligations arising under Lender Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Designation Notice, together with such supporting documentation as the Administrative Agent may request , from the applicable Approved Counterparty (except if such Approved Counterparty is the Administrative Agent or an Affiliate of the Administrative Agent), as the case may be. Each Approved Counterparty not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE VIII

The Administrative Agent

SECTION 8.01 Appointment and Authority. Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02 Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03 Exculpatory Provisions. The Administrative Agent or any Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing~~: (a)~~ the Administrative Agent or the Arrangers, as applicable: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) ~~the Administrative Agent~~ shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any applicable law with respect to any Bankruptcy Event or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any applicable law with respect to any Bankruptcy Event, ~~and~~ (c) ~~except as expressly set forth herein, the~~

~~Administrative Agent~~ shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or any of their respective Subsidiaries that is communicated to or obtained by or in the possession of the ~~bank serving as~~ Administrative Agent or any Arranger or any of ~~its Affiliates~~their Related Parties in any capacity~~. The~~, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, and (d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in ~~Section~~Sections 7.01 or 9.02) or (ii) in the absence of its own gross negligence or willful misconduct ~~(~~as ~~finally~~ determined by a court of competent jurisdictio`n~~)~~ by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent or the Arrangers, as applicable, shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authorized by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06 Resignation or Removal of Administrative Agent. (a) The Administrative Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Borrower and (b) the Required Lenders may by written notice to the Administrative Agent and the Borrower remove the Administrative Agent (i) for its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, or (ii) if it has become a Defaulting Lender. Upon any such resignation or removal, the Required Lenders shall have the right, subject to the consent of the Borrower (so long as no Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at such time), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring or removed Administrative Agent gives notice of its resignation or is removed (the “Resignation or Removal Effective Date”), then the retiring or removed Administrative Agent may, on behalf of the Lenders and each Issuing Bank, appoint a successor Administrative Agent which shall be a Lender. Whether or not a successor has been appointed, such resignation or removal shall nonetheless become effective in accordance with such notice on the Resignation or Removal Effective Date. With effect from the Resignation or Removal Effective Date (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 8.06 shall also constitute its resignation as an Issuing Bank. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all LC Disbursements with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in unreimbursed LC Disbursements pursuant to Section 2.06(d). Upon the appointment by the Borrower of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and such successor Issuing Bank’s consent to such appointment, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

SECTION 8.07 Non-Reliance on Administrative Agent, Arrangers and ~~Other~~ Lenders. Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or any Issuing Bank as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their

(or their Related Parties’) possession~~, and each~~. Each Lender and each Issuing Bank ~~acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender and each Issuing Bank further~~ represents to the Administrative Agent and the Arrangers that it ~~is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and~~ has, independently and without reliance upon the Administrative Agent, any Arranger ~~or~~, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis ~~and~~of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each Issuing Bank ~~shall~~also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger ~~or~~, any other Lender or any of their Related Parties and based on such documents and information ~~(which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates)~~ as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder ~~and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder~~, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

SECTION 8.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers/Joint Bookrunners, Passive Joint Lead Arrangers, Arrangers, syndication agent, documentation agents, senior managing agent or managing agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Sustainable Agent, a Lender and/or an Issuing Bank hereunder.

SECTION 8.09 Issuing Bank Reports to Administrative Agent. Unless otherwise agreed by Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, provide Administrative Agent a Letter of Credit Report or other information, as and when set forth below:

(a) For so long as any Letter of Credit Issued by such Issuing Bank is outstanding, such Issuing Bank shall delivered to Administrative Agent (i) on the last Business Day of each calendar month and (ii) on each date that (1) a Letter of Credit extension or other modification occurs or (2) there is any expiration, cancellation or disbursement, in each case, with respect to such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank; and

(b) on any Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issuing by such Issuing Bank.

SECTION 8.10 Lender Hedge Agreements.

(a) Except as otherwise expressly set forth herein, no Approved Counterparty that obtains the benefit of the provisions of Section 7.02, or any Guaranty by virtue of the provisions of this Agreement or any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Approved Counterparty (except if such Approved Counterparty is the Administrative Agent or an Affiliate of the Administrative Agent), as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Hedge Agreements in the case of a termination of this Agreement and the Facilities.

(b) Nothing herein shall be deemed to prohibit Administrative Agent or any Approved Counterparty from delivering to Borrower (and/or its Affiliates) any notice or demand which Administrative Agent or such Approved Counterparty is entitled or required to give under the Loan Documents or any Lender Hedge Agreement entered into by such Approved Counterparty, as the case may be, notifying the Borrower (and/or its Affiliates) of the existence of the default or breach and affording the Borrower (and/or its Affiliates) the opportunity to cure such default or breach in accordance with the terms of the Loan Documents or any Lender Hedge Agreement entered into by such Approved Counterparty, as the case may be.

SECTION 8.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.12 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand, but in no event later than two Business Days thereafter, the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or any other Loan Party, the Administrative Agent or any Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent, the applicable Issuing Bank or the applicable Lender. The Administrative Agent, any Issuing Bank or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address, telephone number, facsimile number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Distributed Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Distributed Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Distributed Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Distributed Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each, an “Agent Party”) have any liability to the Borrower or the other Loan Parties, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System other than as a result of willful misconduct or gross negligence by such Person as determined by a final, non-appealable order of a court of competent jurisdiction. “Distributed Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.03(e), Section 2.14, Section 2.20(b) and Section 9.02(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent to a disbursement hereunder or of any Default shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby; it being understood that any change to the definition of “Total Leverage Ratio” or in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest (provided that only the consent of the Required Facility Lenders under a particular Facility shall be necessary to waive any applicability of default interest with respect to such Facility), (iii) except as provided in Section 2.21, postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(a), (b) or (c) or Section 7.02 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder, or the definition of “Pro-Rata Share”, in each case without the written consent of each Lender affected thereby,

(v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) reduce the percentage specified in the definition of “Required Facility Lenders” with respect to any Facility without the written consent of all Lenders under such Facility, (vii) (A) release the Parent from its obligations under the Parent Guaranty (except as otherwise provided in Section 5.09), (B) release any of the other Parent Entities (or group of Parent Entities) from its or their obligations under the Parent Guaranty, in each case, solely if its or their release would constitute a release of all or substantially all of the value of the Parent Guaranty at such time (except as otherwise provided in Section 5.09), (C) release any of the Subsidiary Guarantors (or group of Subsidiary Guarantors) from its or their obligations under the Subsidiary Guaranty or any other Loan Document, in each case, solely if its or their release would constitute a release of all or substantially all of the value of the Subsidiary Guaranty at such time (except as otherwise provided in Section 5.09), or (D) release the Borrower from its obligations under the Loan Documents, in each case, without the written consent of each Lender, (viii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligations, without the written consent of each Lender directly affected thereby, or (ix) extend the expiration date of any Letter of Credit beyond the Revolving Maturity Date without the written consent of each Lender affected thereby; provided, further, that (v) no such agreement shall amend, modify, waive or consent to any departure from, or have the effect of amending, modifying, waiving or consenting to any departure from, the provisions of Section 2.14 ~~or any of the definitions of “LIBOR”, “LIBOR Screen Rate”, “LIBOR Successor Rate”, “~~, any term defined in such section, any term defined in any other section or provision of this Agreement relating to Daily Simple SOFR, SOFR~~”~~, ~~“~~Term SOFR~~”, “LIBOR~~ or any Successor Rate ~~Conforming Changes”, “Related Adjustment”, “Pre-Adjustment~~, or any term or provision relating to the replacement of any such rate or Successor Rate~~” or “Scheduled Unavailability Date”~~ without the consent of the Administrative Agent in addition to the Lenders required above, or (w) no such agreement shall amend, modify or waive any provision of this Agreement or the other Loan Documents so as to alter the ratable treatment of the Obligations arising under the Loan Documents or the Obligations arising under the Lender Hedge Agreements under Section 7.02, or any of the definitions of “Approved Counterparty”, “Lender Hedge Agreements”, or “Obligations”, in each case in a manner disproportionately adverse to the Approved Counterparties without the consent of the Approved Counterparties in addition to the consent of the Lenders required above, (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Joint Lead Arrangers/Joint Bookrunners, or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Joint Lead Arrangers/Joint Bookrunners, or such Issuing Bank, as the case may be, (y) the consent of the Required Facility Lenders of a Facility shall be required for any amendment, waiver or modification that adversely affects the rights of such Facility in a manner different than such amendment, waiver or modification affects the other Facility (it being understood, however, that any amendment, modification or waiver in relation to any representation, warranty, affirmative covenant, negative covenant, financial covenant or event of default contained in Articles III, V, VI or VII hereof, together with similar provisions contained in any other Loan Document, shall not require the consent of such Required Facility Lenders as a result of the operation of this clause (y)), and (z) no such agreement shall amend or modify Section 2.20 without the prior written consent of the Administrative Agent~~,~~ and each Issuing Bank.

(c) Notwithstanding anything to the contrary ~~in this Section  9.02~~herein,

(i) if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement and/or any of the other Loan Documents or an inconsistency between provisions of this Agreement and/or any of the other Loan Documents, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders~~. Any~~, and any such amendment shall become effective without any further action or consent of any of other party to this Agreement~~. The~~; provided that the Administrative Agent shall promptly provide a copy of any such amendment to the Lenders; and

(ii) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket and documented expenses incurred by the Administrative Agent, the Joint Lead Arrangers/Joint Bookrunners, the Sustainable Agent, and their respective Affiliates, including the reasonable out-of-pocket and documented fees, charges and disbursements of one outside counsel for the Administrative Agent, the Joint Lead Arrangers/Joint Bookrunners, the Sustainable Agent, and their respective Affiliates, taken as a whole, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), due diligence expenses and all printing, reproduction, document delivery, travel, Electronic System, and communication costs, (ii) all reasonable out-of-pocket and documented expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket and documented expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender (but in each case limited to the fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders, taken as a whole and, if reasonably necessary, one additional local counsel for the Administrative Agent and the Lenders, taken as a whole, in each relevant jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel (and, if applicable, one additional local counsel in each relevant jurisdiction) to the affected Lender or Lenders similarly situated and taken as a whole), during the existence of an Event of Default and in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of

Credit issued hereunder, including all such out-of-pocket and documented expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable, documented, out-of-pocket fees, charges and disbursements of counsel, incurred by or asserted against any Indemnitee arising out of or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including any Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, that such Indemnitee reasonably believes is made by an authorized Person), the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Loan Party, this Agreement or the other Loan Documents; (iii) enforcing any obligations of or collecting any payments due from any Loan Party under this Agreement or the other Loan Documents, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (v) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, whether brought by the Borrower, any other Loan Party or a third party, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that (A) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to (x) have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or from the material breach by such Indemnitee of its obligations under the Loan Documents, or (y) have not resulted from an act or omission by the Borrower or its Affiliates and have been brought by an Indemnitee against any other Indemnitee (other than a claim or dispute involving an Indemnitee in its capacity as the Administrative Agent or a Joint Lead Arranger/Joint Bookrunner) and (B) the Borrower shall not, in connection with any such losses, claims, damages, liabilities or related expenses in the same jurisdiction, be liable for the reasonable, documented, out-of-pocket fees and expenses of more than one separate law firm (which shall be selected by the Joint Lead Arrangers/Joint Bookrunners after consultation with the Borrower) at any one time for the Indemnitees as a whole (and, if necessary, one firm of local and regulatory counsel in each appropriate jurisdiction and regulatory field, as applicable, at any one time for the Indemnitees as a whole); provided, further, that in the case of a conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict, the Borrower shall be responsible for the reasonable, documented, out-of-pocket fees and expenses of one firm of counsel (and, if necessary, one firm of local and regulatory counsel in each appropriate jurisdiction and regulatory field) for each such affected Indemnitee. If any action, suit or proceeding is brought against any Indemnitee in connection with any claim for which it is entitled to indemnity hereunder, such indemnified person shall (x) promptly notify the Borrower in writing of such action, suit or proceeding and (y) give the Borrower an opportunity to consult from time to time with such Indemnitee regarding defensive measures and potential settlement. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim and shall not duplicate any amounts paid under Section 2.15 or Section 2.17.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro-Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Borrower fails to pay any amount required to be paid by it to any Issuing Bank under paragraph (a) or (b) of this Section, each Revolving Lender severally agrees to pay to such Issuing Bank such Lender’s Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No

Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent that liability is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or from the material breach by such Indemnitee of its obligations under the Loan Documents.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), other than as contemplated in Section 6.02, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 . Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that, the Borrower shall be deemed to have consented to any such assignment of all or any portion of a Term Loan unless the Borrower shall have objected thereto within ten (10) Business Days after the Borrower has received written request therefor in accordance with Section 9.01; provided further that no consent of the Borrower shall be required for an assignment to (I) if Revolving Commitment, a Revolving Lender or an Affiliate of a Revolving Lender, (II) if all or any portion of a Term Loan, a Term Loan Lender, an Affiliate of a Term Loan Lender, or an Approved Fund in respect of a Term Loan Lender, or (III) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment or the Loans have been accelerated following an Event of Default, any Eligible Assignee (other than an Ineligible Institution). Notwithstanding the foregoing, the Administrative Agent shall send notice of an assignment to the Borrower;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment or an Affiliate thereof and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) each Issuing Bank, provided that no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan;

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of only one Facility;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and any Tax Forms required to be provided under Section 2.17(f);

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with, in the case of the Term Loans, the percentage of the total outstanding principal amounts of the Term Loans then held by the Term Loan Lenders represented by such Lender’s Term Loans, and, in the case of the Revolving Loans and Letters of Credit, its Revolving Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (E), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, or any Issuing Bank, sell participations to one or more Eligible Assignees (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section 9.04; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent (x) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or (y) such participation was made with the Borrower’s prior written consent. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank ~~or other central bank~~, and this Section 9.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) [intentionally omitted].

(f) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPV”) the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to fund any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPV shall have any voting rights pursuant to this Section 9.04(f) (all such voting rights shall be retained by the Granting Lender), (iv) with respect to notices, payments and other matters hereunder, the Borrower, the Administrative Agent and the Lenders shall not be obligated to deal with an SPV, but may limit their communications and other dealings relevant to such SPV to the applicable Granting Lender, and (v) with respect to the funding of any Loan by an SPV, the Borrower shall not have to pay any greater cost, or incur any greater expense, under the provisions of this Section 9.04(f) or otherwise, than if all Loans were funded by the applicable Granting Lender without the involvement of an SPV. The funding of a Loan by an SPV hereunder shall utilize the Revolving Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. This Section 9.04(f) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPV at the time of such amendment.

(g) Notwithstanding anything to the contrary contained herein, if at any time any Issuing Bank assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, such Issuing Bank may resign as an Issuing Bank upon notice to the Administrative Agent, the Borrower and the Lenders at least 30 days prior to the effective date of such resignation. In the event of any such resignation as an Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the applicable Issuing Bank as an Issuing Bank. If the applicable Issuing Bank resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuing Bank and all LC Disbursements with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in unreimbursed LC Disbursements pursuant to Section 2.06(d)). Upon the appointment of a successor Issuing Bank and such successor Issuing Bank’s consent to such appointment, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (y) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring Issuing Bank to effectively assume the obligations of the applicable retiring Issuing Bank with respect to such Letters of Credit.

(h) (i) No assignment or, to the extent the DQ List has been posted on an Electronic System for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 9.04, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.

(ii) If any assignment is made to any Disqualified Institution or Competitor without the Borrower’s prior consent (in the case of Disqualified Institutions, in violation of clause (i) above), or if any Person becomes a Disqualified Institution or Competitor after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution or Competitor and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution or Competitor and repay all obligations of the Borrower owing to such Disqualified Institution or Competitor in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions or Competitors, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution or Competitor paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution or Competitor to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution or Competitor paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04(b), (ii) such assignment does not conflict with applicable laws and (iii) in the case of clause (B), the Borrower shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions or Competitors.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions and Competitors (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution and Competitor will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions or Competitors consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any applicable law with respect to any Bankruptcy Event (“Plan of Reorganization”), each Disqualified Institution and Competitor party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution or Competitor does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable law with respect to any Bankruptcy Event), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable law with respect to any Bankruptcy Event) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Electronic System, including that portion of the Electronic System that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution~~(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.~~This Agreement, any Loan Document and any other ~~electronic means that reproduces an image of the actual executed signature page shall be effective~~Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as ~~delivery of~~if a manually executed ~~counterpart of this Agreement. This Agreement and any document to~~original signature was delivered. Any Communication may be ~~signed~~executed in ~~connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignments and Assumptions, amendments or other modifications hereof, Borrowing Requests, waivers and consents) may be~~as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record ~~and may be executed using~~ (“Electronic ~~Signatures, and the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or deliveries or the keeping of records~~Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in ~~electronic~~the form~~, each~~ of ~~which shall be of~~an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity ~~or~~and enforceability as a ~~manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding~~paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any Issuing Bank is under ~~no~~any obligation to ~~agree to~~ accept an Electronic ~~Signatures~~Signature in any form or in any format unless expressly agreed to by ~~the Administrative Agent~~such Person pursuant to procedures approved by it; provided, further~~, that~~, without limiting the foregoing, (~~i~~a) to the extent the Administrative Agent and/or any Issuing Bank has agreed to accept such Electronic Signature, the Administrative Agent and each of the ~~Lenders~~Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and ~~(ii~~regardless of the appearance or form of such Electronic Signature and (b) upon the ~~reasonable~~ request of the Administrative Agent or any Lender Party, any Electronic Signature ~~of any party to this Agreement~~ shall~~, as~~ be promptly ~~as practicable, be~~ followed by such manually executed counterpart. ~~For purposes hereof, “Electronic Record” shall have the meaning assigned to such term by 15 USC §7006, as it may be amended from time to time.~~

Neither the Administrative Agent nor any Issuing Bank shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or such Issuing Bank’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). In the absence of their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, the Administrative Agent and each Issuing Bank shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, in each case in this clause (ii), in the absence of the Administrative Agent’s, such Lender Party’s or such Related Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) ~~This Agreement shall be construed in accordance with and governed by the law of the State of New York~~THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined solely in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, nothing in this Agreement shall be deemed or operate to preclude (i) the Administrative Agent, any Lender or any Issuing Bank from bringing suit or taking other legal action in any other jurisdiction to realize on any security for the Obligations (in which case any party shall be entitled to assert any claim or defense other than any objection to the laying of venue of such action or the action having been brought in an inconvenient forum but including any claim or defense that this Section 9.09 would otherwise require to be asserted in a legal action or proceeding in a New York court), or to enforce a judgment or other court order in favor of the Administrative Agent, any Lender or any Issuing Bank, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York courts decline jurisdiction over any Person, or decline (or, in the case of the Federal District court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Section 9.09 would otherwise require to be asserted in a legal action or proceeding in a New York court) in any such action or proceeding.

(c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

(c) The Borrower acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers/Joint Bookrunners may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Electronic System and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Electronic System designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers/Joint Bookrunners shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Electronic System not designated “Public Side Information.” Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Electronic System in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Electronic System and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the

Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the Act.

SECTION 9.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of the Transactions (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Lenders and the Issuing Banks are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and the Issuing Banks, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understand and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, each Arranger, each Lender and each Issuing Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, any Arranger, any Lender or any Issuing Bank has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any Arranger, any Lender or any Issuing Bank has any obligation to disclose any of such interests to the Borrower or its Affiliates. The Borrower hereby agrees that it will not claim that any of the Administrative Agent, Arrangers, Lenders, Issuing Banks and their respective affiliates has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to it in connection with any aspect of the Transactions. Accordingly, to the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, any Lender or any Issuing Bank with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of the Transactions.

SECTION 9.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.19 Limited Recourse. Unless the Parent Entities become Guarantors pursuant to Section 5.09(e) and subject to the limitations described below in this Section 9.19, notwithstanding anything to the contrary set forth in this Agreement or in any of the other Loan Documents, the Obligations of the Loan Parties under this Agreement and the other Loan Documents are non-recourse to the Parent or any Parent Entity as a result of its capacity as direct or indirect owner of the Borrower and as a result of its having joined in the execution of this Agreement in such capacity on behalf of the Borrower; provided that the foregoing shall not limit any recourse to the Loan Parties and their respective assets, whether now owned or hereafter acquired. The Credit Parties, by their acceptance of the benefits of this Agreement and the other Loan Documents, agree that, unless a Parent Entity has become a Guarantor pursuant to Section 5.09(e), (x) the Parent and the Parent Entities shall not be liable for any of the Obligations of the Loan Parties under this Agreement or any other Loan Documents as a result of their status as direct or indirect owners of the Borrower or otherwise and (y) the Parent is joining in the execution of this Agreement solely on behalf of the Borrower. Notwithstanding the foregoing, if an Event of Default occurs, nothing in this Section 9.19 shall in any way prevent or hinder any Credit Party in the pursuit or enforcement of any right, remedy, or judgment against the Loan Parties or any of their respective assets.

SECTION 9.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 9.21 No Novation.

(a) This Agreement amends, restates and supersedes the Existing Credit Agreement in its entirety and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the obligations evidenced thereby or provided for thereunder. Without limiting the generality of the foregoing (i) all “Loans”, “Revolving Loans” and “Term Loans” under (and as defined in) the Existing Credit Agreement shall on the Effective Date become Loans, Revolving Loans and Term Loans hereunder and (ii) all other Obligations outstanding under the Existing Credit Agreement shall on the Effective Date be Obligations under this Agreement. Each undersigned Lender with a Revolving Loan or a Term Loan under the Existing Credit Agreement hereby agrees to exchange, continue or rollover all of the portion of such Revolving Loans and/or Term Loans, as the case may be, outstanding immediately prior to the effectiveness of this Agreement into Revolving Loans and/or Term Loans, as applicable, outstanding immediately after the effectiveness of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(b) On the Effective Date, the Existing Notes, if any, held by each Lender shall be deemed to be cancelled and, if such Lender has requested a Note hereunder, amended and restated by the Note delivered hereunder on or about the Effective Date (regardless of whether any Lender shall have delivered to the Borrower for cancellation the Existing Note(s) held by it). Each Lender, whether or not requesting a Note hereunder, shall use its commercially reasonable efforts to deliver any Existing Notes held by it to the Borrower for cancellation and/or amendment and restatement. All amounts owing under, and evidenced by, any Existing Notes held by a Lender as of the Effective Date shall continue to be outstanding hereunder, and shall from and after the Effective Date, if requested by the Lender holding such Existing Note(s), be evidenced by the Note(s), and shall in any event be evidenced by, and governed by the terms of, this Agreement. Each Lender hereby agrees to indemnify and hold harmless the Borrower from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against Borrower arising out of such Lender’s failure to deliver any Existing Notes held by it to the Borrower for cancellation, subject to the condition that the Borrower shall not make any payment to any Person claiming to be the holder of any Existing Notes unless such Lender is first notified of such claim and is given the opportunity, at such Lender’s sole cost and expense, to assert any defenses to such payment.

(c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Existing Credit Agreement or the other Loan Documents (as defined in the Existing Credit Agreement), nor constitute a waiver of any covenant, agreement or obligation under the Existing Credit Agreement or the other Loan Documents (as defined in the Existing Credit Agreement), except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby or by any of the other Loan Documents executed and delivered on the Effective Date, any and all references in the Loan Documents to the Existing Credit Agreement shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time and unless any Loan Document has been expressly amended and restated pursuant to this Agreement, any Loan Document as defined in, or executed pursuant to, the Existing Credit Agreement shall constitute a Loan Document hereunder.

(d) The Administrative Agent and each Lender under and as defined in the Existing Credit Agreement that is party hereto as a Lender hereby agrees that as of the Effective Date, all security interests and liens granted to the Administrative Agent by the Loan Parties (each under and as defined in the Existing Credit Agreement) securing amounts evidenced by the Loan Documents (as defined in the Existing Credit Agreement) shall automatically terminate. The Administrative Agent hereby agrees, at Borrower’s sole expense, to duly execute and deliver, or cause to be duly executed and delivered, all lien releases, discharges of security interests and pledges and other similar discharge and release documents, as are reasonably requested or necessary to release, as of record, all security interests and liens previously granted to the Administrative Agent under the Loan Documents (as defined in the Existing Credit Agreement), and to deliver to the Borrower all collateral previously delivered in physical form by the Loan Parties under the Existing Credit Agreement. The Administrative Agent hereby authorizes the Borrower (or any designee of the Borrower) to prepare and file all such termination statements, releases, discharges and related filings as may be necessary to effectuate the provisions of the immediately preceding sentence (provided that the Administrative Agent shall have approved the form and substance of such UCC termination statements and other releases and instruments).

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

[Signature pages omitted].